UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

STR Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

March 31, 2015

Dear Stockholder:

It is my pleasure to invite you to STR Holdings, Inc.’s 2015 annual meeting of stockholders to be held on Wednesday, May 13, 2015 at 2:00 p.m., Eastern Time at the Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, Connecticut 06095. Additional details regarding admission to the meeting and the business to be conducted are described in the Notice of Annual Meeting of Stockholders and Proxy Statement following this letter.

Consistent with prior years, as part of our ongoing commitment to reduce costs and modernize the way we communicate with our stockholders, we have chosen to provide access to our Proxy Statement and Annual Report over the Internet instead of mailing paper copies to our stockholders. This method saves paper and reduces our printing and mailing costs. Additionally, we believe that this e-proxy process expedites your receipt of our proxy materials. On or about April 3, 2015, we will mail to our stockholders of record as of March 18, 2015 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our 2014 Annual Report.

As always, the board of directors feels that it is important to provide you with information about STR Holdings, Inc. in a way that is easy to understand. We encourage you to access and review all the information contained in the proxy materials before voting.

Whether or not you plan to attend the meeting, your vote is very important to us. Prior to the meeting, you may vote your shares over the Internet, via a toll-free telephone number or by mail. Instructions on how to vote were contained in the notice, e-mail or proxy card you received. They can also be found in this proxy statement beginning on page 3.

Thank you for supporting STR Holdings, Inc. We look forward to seeing you at our annual meeting.

Sincerely,

Robert S. Yorgensen
Chairman, President & CEO

STR HOLDINGS, INC.

10 Water Street

Enfield, Connecticut 06082

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME	2:00 p.m., Eastern Time, Wednesday, May 13, 2015
PLACE	Hartford/Windsor Marriott Airport Hotel 28 Day Hill Road Windsor, Connecticut 06095
ITEMS OF BUSINESS	(1) To elect seven members of the board of directors, whose terms are described in the proxy statement.
(2) To ratify the appointment of UHY LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2015.
(3) To transact such other business as may properly come before the meeting and any adjournment thereof.
RECORD DATE	You are entitled to vote only if you were a stockholder of STR Holdings, Inc. (“STR,” the “Company” or “we”) as of the close of business on March 18, 2015 (the “Record Date”).
MEETING ADMISSION

You are entitled to attend the annual meeting only if you were a STR stockholder as of the close of business on the Record Date or hold a valid proxy for the annual meeting. If you are not a stockholder of record, but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement issued prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

The annual meeting will begin promptly at 2:00 p.m., Eastern Time. Check-in will begin at 1:30 p.m. at Hartford/Windsor Marriott Airport Hotel, and you should allow ample time for the check-in process.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You may vote your shares by completing and returning the proxy card sent to you. You may also vote your shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You may revoke a proxy at any time prior to its exercise at the meeting by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the annual meeting.

By Order of the Board of Directors

Alan N. Forman
Senior Vice President, General Counsel and Secretary

The Company’s proxy materials for the 2015 annual meeting of stockholders and its Annual Report on Form 10-K for the year ended December 31, 2014 are available on the Investor Relations section of our website at www.strsolar.com.

i

ii

PROXY STATEMENT SUMMARY

The following is a summary of certain key disclosures in our proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review this proxy statement as well as our Annual Report on Form 10-K for the year ended December 31, 2014.

Annual Meeting of Stockholders

Date and Time:	Wednesday, May 13, 2015 at 2:00 p.m. ET
Place:	Hartford/Windsor Marriott Airport Hotel 28 Day Hill Road Windsor, Connecticut 06095
Record Date:	March 18, 2015

Proposals to be Voted on and Board Voting Recommendations

Proposals	Board Recommendation
Election of directors	For each nominee
Ratification of UHY LLP as independent auditors for the 2015 fiscal year	For

Director Nominees

The following table provides summary information about each director nominee as of March 19, 2015. Each director stands for election annually:

Name	Age	Director Since	Primary Occupation	Independent
Andrew D. Africk	48	2014	Founder of Searay Capital, LLC	Yes
Eugene C. Cha	58	2014	Chairman of CPY Financial Factoring Co., Ltd. and non-executive director of Core Pacific Yamaichi Securities (HK) Co., Ltd.	Yes
Qu Chao	38	2014	General Manager of Zhenfa Chongqing Overseas Investment Co., Ltd., Vice General Manager of Zhenfa and Vice President of Zhenfa and its affiliated entities	No
John A. Janitz	72	2007	Chairman and Co-Founding Partner, Evergreen Capital Partners LLC	Yes
Andrew M. Leitch	71	2009	Former Senior Partner, Deloitte & Touche LLP	Yes
Xi (Cindy) Lin	42	2014	Sr. Principal IT Developer, Medtronic	No
Robert S. Yorgensen	51	2012	Chairman, President and Chief Executive Officer, STR Holdings, Inc.	No

Ratification of Auditors

We are asking our stockholders to ratify the selection of UHY LLP as our independent registered public accounting firm for the fiscal year 2015.

Set forth below is a summary of UHY LLP’s fees for services provided in fiscal 2014:

	2014	2013
Audit Fees	$210,000	$250,000
Audit-Related Fees	10,000	40,833
Tax Fees	—	23,965
All Other Fees	22,961	—
Total	$242,961	$314,798

For further information regarding these fees, please see “Ratification of Appointment of Independent Registered Accounting Firm—Principal Accountant Fees and Services” below.

Executive Compensation Highlights

Set forth below is the 2014 compensation for each Named Executive Officer as determined under SEC rules. See the notes accompanying the 2014 Summary Compensation Table, beginning on page 34, for more information.

Name	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Robert S. Yorgensen	$475,000	—	$226,609	$701,609
Chairman, President and Chief Executive Officer
Alan N. Forman	$305,250	—	$251,495	$556,745
Senior Vice President, General Counsel and Secretary
Joseph C. Radziewicz	$241,100	—	$188,636	$429,736
Vice President, Chief Financial Officer and Chief Accounting Officer

Important Dates for 2015 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2016 proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act, as amended (the “Exchange Act”) must be received by us by December 2, 2015.

Notice of stockholder proposals to be raised from the floor of the 2016 annual meeting of stockholders outside of Rule 14a-8, under the Exchange Act, must be received by February 12, 2016.

Note: All share amounts and per share amounts set forth in this Proxy Statement have been adjusted to reflect the one-for-three reverse stock split effected as of January 30, 2015.

STR HOLDINGS, INC.

10 Water Street

Enfield, CT 06082

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

General Information

Why am I receiving these materials?  We have made these materials available to you on the Internet in connection with STR’s annual meeting of stockholders, which will take place on Wednesday, May 13, 2015. As a stockholder, you are invited to attend the annual meeting and vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?  The proxy materials include our proxy statement for the annual meeting of stockholders and our 2014 Annual Report. Included in the 2014 Annual Report is our Form 10-K for the fiscal year ended December 31, 2014.

If you receive a paper copy of these materials by mail, the proxy materials also will include a proxy card or a voting instruction card for the annual meeting.

What information is contained in this proxy statement?  The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information about our board of directors, and certain other required information.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?  Consistent with last year, due to our commitment to reducing our costs and to save paper, we are utilizing the SEC “e-proxy” rule that allows companies to deliver their proxy materials over the Internet. On or about April 3, 2015, we will mail to our stockholders of record as of March 18, 2015 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Internet Availability of Proxy Materials informing them that our proxy materials are available online and containing instructions on how to access our proxy materials, including our proxy statement and our 2014 Annual Report.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?  We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of proxy materials by e-mail to those stockholders who have previously elected the delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I access the proxy materials over the Internet?  Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•                  View our proxy materials for the annual meeting on the Internet; and

•                  Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are available on the Investor Relations section of our website at www.strsolar.com. Your Important Notice Regarding the Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?  Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials. Stockholders receiving a notice of the availability of the proxy materials by e-mail will find instructions in the e-mail regarding how to obtain a paper copy of the proxy materials. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?  We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single set of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate set of proxy materials to any stockholder at a shared address to which we delivered a single set of any of these documents. To receive a separate set of these proxy materials, stockholders may write, e-mail or call us at the following address:

Investor Relations

STR Holdings, Inc.

10 Water Street

Enfield, CT 06082

E-mail: investorinfo@strsolar.com

(860) 265-1247

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?  You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

What items of business will be voted on at the annual meeting?  The items of business scheduled to be voted on at the annual meeting are:

•                  The election as directors: Andrew D. Africk, Eugene C. Cha, Qu Chao, John A. Janitz, Andrew M. Leitch, Xi (Cindy) Lin and Robert S. Yorgensen.

•                  The ratification of the appointment of UHY LLP as STR’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

We will also consider any other business that may properly come before the meeting.

How does the board of directors recommend that I vote?  Our board of directors recommends that you vote your shares (1) FOR each of the nominees to the board of directors and (2) FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Who may vote at the annual meeting?  Each share of STR common stock has one vote on each matter. Only stockholders of record as of the close of business on March 18, 2015, the record date for the 2015 annual meeting of stockholders, are entitled to receive notice of, to attend, and to vote at the annual meeting. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the record date, we had 18,082,014 shares of common stock issued and 18,080,774 outstanding, held by 9 holders of record.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?  Most STR stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered, with respect to those shares, the stockholder of record, and the proxy materials were sent directly to you by STR. As the stockholder of record, you have the right to grant your voting proxy directly to STR or to vote in person at the annual meeting. You may also vote by mail, on the Internet or by telephone. Please follow the voting instructions on the proxy card included with these proxy materials.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name and the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you first obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How may I vote my shares without attending the annual meeting?”

How may I attend the annual meeting?  You are entitled to attend the annual meeting only if you were an STR stockholder as of the record date or you hold a valid proxy for the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement demonstrating ownership as of March 18, 2015, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the annual meeting by indicating your plans when prompted if you vote by the Internet or telephone, or marking the appropriate box on the enclosed proxy card.

The meeting will begin promptly at 2:00 p.m., Eastern Time. Check-in will begin at 1:30 p.m. and you should allow ample time for the check-in procedures.

How may I vote my shares in person at the annual meeting?  Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you first obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?  Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting.

If you are a stockholder of record, you may vote by proxy by using one of the following methods:

•                  By Internet:  Stockholders who have received a notice of the availability of the proxy materials by mail or e-mail may submit proxies over the Internet at www.proxyvote.com and by following the instructions on the notice or e-mail. Stockholders who have received a paper copy of the proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•                  By Telephone:  Stockholders of record who live in the United States or Canada may submit their proxies by telephone by calling (1-800-690-6903) and following the instructions. Stockholders of record who have received a notice of the Internet availability of the proxy materials by mail or e-mail must have the control number that appears on their notice or e-mail available when voting.

•                  By Mail:  Complete, sign, date and mail your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Broadridge, STR’s mailing agent and tabulator, prior to the commencement of the annual meeting at 2:00 p.m. Eastern Time, on May 13, 2015, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by the Internet or by telephone, please do not return your proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet, by telephone or by mail by following the voting instructions provided to you by your broker, bank, trustee or nominee.

What is the deadline for voting my shares?  If you hold shares as the stockholder of record, or through the STR Holdings, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”), your vote by proxy must be received before the polls close at the annual meeting. If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

May I change my vote?  You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to STR’s Senior Vice President, General Counsel and Secretary at STR Holdings, Inc., 10 Water Street, Enfield, CT 06082, prior to your shares being voted, or (3) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously-granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

How many shares must be present or represented to conduct business at the annual meeting?  The quorum requirement for holding the annual meeting and transacting business is that the holders of record of a majority of the voting power of the issued and outstanding shares of common stock of STR entitled to vote at the meeting must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

How may I vote on each of the proposals?  In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHOLD” with respect to one or more of the nominees. For the ratification of our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

What is a broker non-vote?  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. To the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.”

How are shares held by a broker or nominee voted?  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, one of the proposals before the annual meeting is deemed a “routine” matters, namely the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), which means that if your shares are held in street name your bank, broker or other nominee can vote your shares on the proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1) is not considered a “routine” matter. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to these matters, your bank, broker or nominee may not vote on these proposals and a broker “non-vote” will occur. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in these matters.

What is the voting requirement to approve each of the proposals?

•                  With respect to Proposal No. 1, the election of directors, under our Bylaws, we have adopted a “majority voting” standard for the election of directors. Under this standard, each of the seven nominees for election as a director shall be elected to the Board if the votes cast for each nominee’s election exceed the votes cast (which includes votes cast as “WITHHOLD”) against each nominee’s election; provided, however, that directors shall be elected by a plurality of the votes to be cast at any meeting of stockholders for which the election of the directors is “contested” by one or more stockholders, as specified in our Bylaws. Our Corporate Governance Guidelines describe the policies and procedures that the Board will follow if one or more nominee fails to receive the required vote in an uncontested director election. See “Corporate Governance—Director Elections.” Proxies’ marked “WITHHOLD” will be included in the tally of “votes cast” with respect to that nominee for purposes of our majority voting Bylaw. Accordingly, a vote to withhold authority for the election of any director nominee will have the same effect as a negative vote with respect to the nominee(s). Broker non-votes are not counted in the determination of votes cast, and, thus, do not have a direct effect on the outcome of voting for directors.

•                  With respect to Proposal No. 2, to ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2015, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter will be required to ratify the proposal. Abstentions will, therefore, have the same effect as negative votes.

Is cumulative voting permitted for the election of directors?  No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?  Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robert S. Yorgensen and Joseph C. Radziewicz, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will serve as inspector of elections?  The inspector of elections will be a representative from an independent firm, Broadridge.

Who will bear the cost of soliciting votes for the annual meeting?  STR will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We have engaged Broadridge to assist us in the distribution of proxy materials described above for a service fee and the reimbursement of customary out-of-pocket disbursements.

Where can I find the voting results of the annual meeting?  We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K filed not later than four (4) business days following the date of the annual meeting. We also plan to disclose the preliminary vote results and the final vote results on the Investor Relations section of our website not later than four (4) business days after the annual meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?  If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Exchange Act for consideration at the Company’s 2016 annual meeting of stockholders, the proposal must be received by the Senior Vice President, General Counsel and Secretary of the Company by December 2, 2015. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Bylaws contain an advance notice of stockholder business and nominations requirement (Article II, Sections 9 and 10 of the Bylaws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s board of directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Senior Vice President, General Counsel and Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice, in order to be timely, must be delivered in writing to the Senior Vice President, General Counsel and Secretary of the Company, at its principal executive office, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the immediately preceding year’s annual meeting. As specified in the Bylaws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days prior to or delayed 60 days after the first anniversary of the preceding year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Bylaws, the Company may disregard such nomination or proposal.

Accordingly, if a stockholder of the Company intends, at the Company’s 2016 annual meeting of stockholders, to nominate a person for election to the Company’s board of directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Senior Vice President, General Counsel and Secretary not later than the close of business on February 12, 2016, and not earlier than the close of business on January 13, 2016, and comply with the requirements of the Bylaws.

Notices should be addressed in writing to:

STR Holdings, Inc.

Attn: Senior Vice President, General Counsel and Secretary

10 Water Street

Enfield, Connecticut 06082

•                  not earlier than the close of business on January 13, 2016, and

•                  not later than the close of business on February 12, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2015 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•                  the 10th day following the day on which notice of the meeting date is mailed, or

•                  the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Available Information

STR stockholders are invited to visit the “Corporate Governance” portion of our corporate website located at www.strsolar.com on the “Investor Relations” page under the link “Corporate Governance”. At this page, we have provided copies of the following documents:

•                  Charter of the Audit Committee

•                  Charter of the Compensation Committee

•                  Charter of the Nominating and Corporate Governance Committee

•                  Charter of the Special Committee of Continuing Directors

•                  Certificate of Incorporation

•                  Bylaws

•                  Corporate Governance Guidelines

•                  Code of Business Conduct and Ethics

•                  Code of Ethics for the CEO, CFO and Other Senior Officers

•                  Regulation FD Policy

•                  Related Person Transaction Policy

•                  Complaint Procedures for Accounting and Auditing Matters

Information contained on any of the Company’s websites is not deemed to be a part of this proxy statement.

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the SEC, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other required reports and information. Additional copies of the 2014 Annual Report on Form 10-K filed by the Company, including the financial statements and schedule, but without exhibits, will be mailed to any stockholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Stockholders may request this information by phone at (860) 265-1247, by e-mail to investorinfo@strholdings.com, or by mail to Joseph C. Radziewicz, Investor Relations, STR Holdings, Inc., 10 Water Street, Enfield, CT 06082.

CORPORATE GOVERNANCE

Overview

STR is committed to maintaining the highest standards of business conduct and corporate governance which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers and employees, known as the STR Code of Business Conduct and Ethics. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, Bylaws and board committee charters, form the framework for STR’s corporate governance. The STR Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available at www.strsolar.com on the “Investor Relations” page under the link “Corporate Governance”. Any amendments to the STR Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website.

Board Leadership Structure

The Company’s corporate governance documents provide our Board of Directors (“Board”) with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including specific needs of the business and what is in the best interest of the Company’s stockholders.

Pursuant to an offer to purchase dated January 31, 2014, as amended, the Company commenced a modified “Dutch auction” tender offer for the repurchase of up to $30 million of its shares of common stock from our stockholders (the “Offer”). On March 7, 2014, the Company closed on the Offer and purchased a total of 5,203,986 shares for an aggregate purchase price of $24.0 million. In connection with such share repurchase, certain affiliates of Susan C. Schnabel, our then Lead Director and our then Chairman of the Nominating and Corporate Governance Committee, sold a total of 3,359,903 (representing all of such stockholders’ shares) shares to us. As a result of such sales, John A Janitz, the Chairman of our Compensation Committee, and Dominick J. Schiano, a former member of our Audit Committee, each received approximately $200,000 resulting from their pecuniary interest in 36,835 shares previously held by such affiliates of Ms. Schnabel. On March 10, 2014, Ms. Schnabel resigned as a member of our Board. On March 18, 2014, each of Scott S. Brown and Dominick J. Schiano decided to not seek re-election to our Board and Bryant R. Riley was elected by our Board to serve as a member of our Board to fill the vacancy resulting from Ms. Schnabel’s resignation. Neither Ms. Schnabel’s resignation nor Messrs. Brown or Schiano’s decision not to seek re-election involved a disagreement with the Company or any matter relating to the Company’s operations, policies and/or practices. The Company’s Nominating and Corporate Governance Committee recommended to the Board that each such directorship not be filled due to the recent reduction in the size of the Company’s business.

On December 15, 2014 (the “Closing Date”), the Company completed its sale of 9,210,710 shares (the “Purchased Shares”) of  its common stock, par value $0.01 per share (the “Common Stock”), to Zhen Fa New Energy (U.S.) Co., Ltd. (the “Purchaser”), a Nevada corporation and indirect subsidiary of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company (“Zhenfa”), for an aggregate purchase price of approximately $21.7 million (the “Zhenfa Transaction”), pursuant to a Stock Purchase Agreement, dated as of August 11, 2014 (the “Purchase Agreement”), by and between the Company and the Purchaser. The issuance and sale of the Purchased Shares was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Effective as of the Closing Date, each of Robert M. Chiste and Dennis L. Jilot resigned as members of the Board of Directors and any committee of which they were a member. These resignations were as a result of the Closing and pursuant to the terms of the Purchase Agreement and were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of the Closing Date, and pursuant to the terms of the Purchase Agreement, the Company appointed Andrew D. Africk, Eugene C. Cha, Qu Chao and Xin (Cindy) Lin to the Board. Each of Messrs. Africk, Cha, Chao and Ms. Lin were nominated by the Purchaser. Messrs. Africk and Cha are independent directors (in accordance with the rules of the New York Stock Exchange) and have each been named to the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Africk has also been named to the Compensation Committee of the Board.

Effective as of the Closing Date, John A. Janitz and Andrew M. Leitch were each named to the newly formed  Special Committee of Continuing Directors.

No Purchaser Director has a family relationship with any other director or executive officer on the Board. There are no arrangements or understandings, other than the Purchase Agreement, pursuant to which the Purchaser Directors were selected. There are no related party transactions between the Company and the Purchaser Directors reportable under Item 404(a) of Regulation S-K.

In connection with the Zhenfa Transaction, the Compensation Committee recommended to the Board, and the Board, with the consent of the Purchaser, approved a new board compensation policy, effective upon the Closing Date. This compensation policy is applicable to all of the Company’s independent directors. Directors who are employees of the Company or employees of, or affiliated with the Purchaser or Zhenfa, will not receive compensation for their service as members of either the Board or any committee thereof. Robert S. Yorgensen, as the Company’s Chairman, President and Chief Executive Officer, and Ms. Lin and Mr. Qu, as employees of the Purchaser and Zhenfa, respectively, will not receive any compensation for their service on the Board or any committee thereof. All other non-employee directors will receive compensation as described below in the “Director Compensation and Stock Ownership” section.

Each of the standing committees of the Board is chaired by an independent director and each of our standing committees is comprised entirely of independent directors under NYSE rules. The Audit Committee is comprised of three directors, all of whom are independent in accordance with the NYSE and SEC rules applicable to Audit Committee members. The Board believes this structure provides very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Board Structure and Committee Composition

Composition.  Our business and affairs are managed under the direction of our Board. Our Bylaws provide that our Board will consist of between three and fifteen directors. Our Board is currently composed of seven directors.

Subject in each case to all fiduciary duties of the Board, pursuant to the terms of the Purchase Agreement, the Board following the Closing Date has been and will be comprised of: (i) four directors who will have been designated by the Purchaser and are reasonably acceptable to the Board (the “Purchaser Directors”), at least two of whom will be independent, as defined under applicable NYSE listing standards, and shall be eligible and qualified to serve on the Audit Committee of the Board and Compensation Committee of the Board, as determined in accordance with the rules and regulations of the SEC and applicable NYSE listing standards, (ii) one director who is also the President or Chief Executive Officer of the Company, and (iii) two directors who are independent directors of the Company as of the date of the Purchase Agreement (include any successors to any such directors who take office after the Closing Date who are nominated, or proposed to the Nominating and Corporate Governance Committee for nomination, by the Special Committee of Continuing Directors, the “Continuing Directors”).

The Company and the Purchaser have agreed that, from the Closing Date until immediately prior to the 2017 annual meeting of stockholders (the “2017 Annual Meeting”), all vacancies on the Board created by the cessation of service of a Continuing Director or a Purchaser Director, as the case may be, shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee, the Special Committee of Continuing Directors or by the remaining Purchaser Directors or the Purchaser, as the case may be. Any director so nominated and approved shall be considered a Continuing Director or Purchaser Director, as applicable. Until the 2017 Annual Meeting, the Nominating and Corporate Governance Committee will nominate all Continuing Directors and Purchaser Directors then serving as director for election as directors at any stockholder meeting called for the election of directors. If, prior to the 2017 Annual Meeting, there is no Continuing Director then serving on the Board, the Purchaser and the President or Chief Executive of the Company will cooperate to identify and elect two new independent directors, who shall be considered Continuing Directors. Additionally, the Purchaser has agreed to take all action necessary to vote any shares of common stock then held by it in favor of any nominee for director made pursuant to the terms of the Purchase Agreement.

Each of our executive officers has been appointed by our Board and will serve until his or her successor is duly appointed and qualified.

Independence.  Pursuant to the NYSE listing standards, the Company is required to have a majority of “independent directors” on its Board. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships with the Company, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” of this proxy statement, and on discussions with the Board.

Our Board affirmatively determined that Messrs. Africk, Cha, Janitz and Leitch are independent directors, under the applicable rules of the NYSE. In addition, Messrs. Africk, Cha and Leitch, as current members of our Audit Committee, are also independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

Lead Director.  Until March 10, 2014, Susan C. Schnabel served as our Lead Director and commencing on January 13, 2015, John A. Janitz has served as our Lead Director. From March 10, 2014 until January 13, 2015, we did not have a Lead Director. The Lead Director performs the following roles and functions:

•                  served as a member of the Nominating and Corporate Governance Committee;

•                  served as Chair of the Board’s executive sessions of independent directors;

•                  oversaw the Board’s annual self-evaluation;

•                  consulted with each committee with respect to its annual evaluations;

•                  provided counsel to the Chairman, President and CEO, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and

•                  such other responsibilities as the Board delegated from time to time.

Executive Sessions of Independent Directors.  The independent directors of the Board will hold at least two regularly scheduled executive sessions each year without non-independent directors present.

Director Qualification Standards.  Subject to the terms and conditions regarding the nomination of directors set forth in the Purchase Agreement and described in this proxy statement, the Board is responsible for selecting its own members and in recommending them for election by the stockholders. Stockholders may also nominate directors in accordance with the Company’s Bylaws. The nominating and governance committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from the committee, directors or members of management. Stockholders may submit recommendations by providing the person’s name, appropriate background and biographical information in writing to the Senior Vice President, General Counsel and Secretary of STR at: 10 Water Street, Enfield, Connecticut 06082.

The Board delegates the screening process involved to the Nominating and Corporate Governance Committee or the Special Committee of Continuing Directors, as the case may be, which considers candidates to fill newly created directorships or vacancies on the Board, and then consults with the Chairman, President and CEO, after which it provides recommendations to the full Board. These recommendations are reviewed and approved by the full Board before an invitation is extended to the candidate.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criterion that directors are required to fulfill, including the specific experience, qualifications, attributes and skills in light of the Company’s business and structure. Subject to the terms and conditions regarding the nomination of directors set forth in the Purchase Agreement, the Board seeks directors with diverse business and relevant professional backgrounds, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially, and such other skills and experience that will enhance the Board’s ability to serve the best interests of STR and its stockholders. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board. The invitation to join the Board is extended by the Board via the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee. The Board does not believe it should establish term limits for directors.

Board Diversity.  The Board seeks a diverse group of candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its stockholders. The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees including size and qualifications for membership. The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate, including: the need for the Board, as a whole, to be diverse and consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

Our directors and Nominating and Corporate Governance Committee consider these criteria each year as they determine the slate of directors to recommend to the Board for election at our annual meeting and also consider these criteria each time a new director is recommended for election to the Board. The Board believes that its implementation of this policy is effective in considering the diversity of the members of the Board. Each of our Board members possesses the appropriate skills in general finance, strategic planning, corporate governance and leadership. The following table lists the specialized talents that each of our directors provides to the Board as a whole:

Summary of Skills of Directors	Africk	Cha	Chao	Janitz	Leitch	Lin	Yorgensen
Senior executive experience (CEO or COO)			X	X			X
Solar energy industry experience	X		X	X	X	X	X
General management experience	X	X	X	X	X	X	X
Significant international experience	X	X	X	X	X	X	X
High level of financial literacy	X	X	X	X	X
Prior public company board experience	X			X	X		X

Director Elections.  Subject to the terms and conditions of the Purchase Agreement, in accordance with the Company’s Bylaws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in an election for directors, or if our stockholders have withdrawn all such nominations not later than the day before the Company mails its notice of meeting to our stockholders, a director election is not “contested” and a majority voting standard applies, whereby a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. For purposes of this policy, the term “votes cast” includes votes to withhold authority and excludes abstentions with respect to that director’s election. The policies of the Company with respect to a failure to receive the required vote in an uncontested election are as follows:

•                  the Board shall nominate for election, or re-election, as director only candidates who agree to tender, promptly following the meeting at which they are elected, or re-elected, as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next meeting at which they face re-election and (ii) Board acceptance of such resignation.

•                  in addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors described above.

•                  if an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any direction regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including the director’s qualifications, the director’s past and expected future considerations to the Company, the overall composition of the Board and whether accepting the tender resignation would cause the Company to fail to meet any applicable rule or regulation (including securities exchange listing requirements and federal securities laws). The Board will act on the tender resignation, and publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote, in a press release and through the filing of a Form 8-K with the SEC.

•                  if no directors receive the requisite vote in an uncontested election, the incumbent Board will nominate a new slate of director candidates and hold a special meeting for the purpose of electing those nominees within 180 days after the certification of the stockholder vote, unless the incumbent directors determine that holding such election is not in the best interests of the Company and its stockholders. If such a special meeting is held in accordance with the preceding sentence, the incumbent directors shall resign with their resignations to be effective at the time that new directors are elected and qualified.

The foregoing policies are subject to change if the directors believe changes to the policy are in the best interests of the Company and its stockholders.

Communications with Directors.  Interested persons may communicate directly with any director, the independent directors as a group or the Board as a whole by sending such communication by fax, telephone or regular mail to the Company, attention: Senior Vice President, General Counsel and Secretary, who will forward the communication to the intended recipient. Communications may also be sent via electronic mail to the following e-mail address: STR.Board@strholdings.com, which is accessible via a link at the Company’s corporate website. Such communications may also be forwarded to them by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board c/o the Company’s Senior Vice President, General Counsel and Secretary. The Senior Vice President, General Counsel and Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-employee directors, to the Chair of the Nominating and Corporate Governance Committee, who will report thereon to the non-employee directors.

Selection of Chairman and CEO.  The Board will determine whether the positions of Chairman and CEO should be held by the same person based on what it reasonably determines to be in the Company’s best interests at a given point in time. Therefore, the Board does not have a policy on whether or not the role of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Mr. Jilot retired as our Executive Chairman on July 18, 2012 and was appointed to serve the Company as Chairman of the Board. Effective December 15, 2014, our President and Chief Executive Officer, Robert S. Yorgensen, was appointed Chairman.  Prior to Mr. Yorgensen’s appointment, the Company has operated with separate Chairman and Chief Executive Officer roles.

Committees of the Board.  Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board currently has, and pursuant to the terms and conditions of the Purchase Agreement, will maintain through the 2017 Annual Meeting, four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Special Committee of Continuing Directors. Each Board committee operates pursuant to a written charter. Copies of the committee charters are available on the Investor Relations section of STR’s website at www.strsolar.com on the “Corporate Governance” page, under the respective committee charter links.

The following table shows the membership of these committees as of December 31, 2014:

Name	Audit	Compensation	Nominating and Corporate Governance	Special Committee of Continuing Directors (1)
Robert S. Yorgensen
Andrew D. Africk	X	X	X
Eugene C. Cha	X		X
Qu Chao
John Janitz		X, Chair	X, Chair	X
Andrew M. Leitch	X, Chair			X
Xi (Cindy) Lin

(1)         There is no chair of the Special Committee of Continuing Directors.

In accordance with the terms of the Purchase Agreement, any additional committee established by the Board will be comprised of at least one Continuing Director.

Pursuant to the terms and conditions of the Purchase Agreement, each of the Audit Committee and Nominating and Corporate Governance Committee shall be comprised of three members, one of whom shall be a Continuing Director, and two of whom shall be independent Purchaser Directors. The Compensation Committee shall be comprised of two members, at least one of whom shall be a Continuing Director and one of whom shall be an independent Purchaser Director. In the event there is not a sufficient number of independent Purchaser Directors or Continuing Directors to effect the composition of the committees as described herein, the Board will exercise its discretion to make the appropriate appointment. The Special Committee of Continuing Directors is comprised of the Continuing Directors.

Audit Committee.  Our Audit Committee currently consists of Messrs. Africk, Cha and Leitch, with Mr. Leitch serving as Chair of the Audit Committee. The Audit Committee has responsibility for, among other things:

•                  overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting processes, our disclosure practices and the audits of our financial statements;

•                  overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•                  overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy;

•                  engaging independent counsel and other advisers as the Audit Committee deems necessary;

•                  reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

•                  reviewing and assessing the adequacy of a formal written charter on an annual basis;

•                  preparing the Audit Committee report required by SEC rules to be included in our annual report;

•                  reviewing and approving all related person transactions for potential conflict of interest situations on an ongoing basis;

•                  determining compensation of and reviewing the performance of the independent accountants and appointing or terminating the independent accountants and considering and approving, in advance, any non-audit services proposed to be performed by the independent accountants; and

•                  handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Our Board affirmatively determined that Messrs. Leitch, Africk, and Cha meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and NYSE rules. In addition, our Board has determined that each member of our Audit Committee is financially literate and Mr. Leitch qualifies as our “Audit Committee financial expert”. Mr. Leitch currently serves on the Audit Committee of three public companies (including us).

Compensation Committee.  Our Compensation Committee currently consists of Messrs. Africk and Janitz, with Mr. Janitz serving as the Chair of the Compensation Committee. The Compensation Committee has responsibility for, among other things:

•                  reviewing and approving the engagement of compensation consultants to provide advice on executive or director compensation and review the nature of other services provided;

•                  recommending to our Board for consideration the compensation and benefits of our executive officers and key employees;

•                  monitoring and reviewing our compensation and benefit plans;

•                  administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters;

•                  recommending to our Board with respect to the frequency of say-on-pay;

•                  reviewing risks relating to the Company’s compensation policies and practices;

•                  preparing the Compensation Committee report required by SEC rules to be included in our annual report;

•                  preparing recommendations and periodic reports to the Board as appropriate; and

•                  handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Compensation Committee Interlocks and Insider Participation.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) of any other company.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee currently consists of Messrs. Africk, Cha and Janitz, with Mr. Janitz serving as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has responsibility for, among other things:

•                  recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on the Board;

•                  reviewing annually Board composition, including independence, judgment, business specialization, technical skills, diversity and other desired qualities;

•                  considering and recommending to our Board qualifications for the position of director and policies concerning the composition of the Board;

•                  monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance;

•                  considering and recommending to our Board other actions relating to corporate governance; and

•                  handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

Special Committee of Continuing Directors.  Our Special Committee of Continuing Directors currently consists of Messrs. Janitz and Leitch. The Special Committee of Continuing Directors has responsibility for, among other things:

•                  enforcing all matters under the Purchase Agreement, and the related transaction agreements, including without limitation the power and authority to appoint any and all representatives of the Company to serve on the Coordination Committee (as defined and set forth in that certain Sales Service Agreement dated as of August 11, 2014 between Zhenfa and our wholly owned subsidiary, Specialized Technology Resources, Inc.) and to take all other actions required or permitted under the terms of the Purchase Agreement and the related transaction agreements with respect to the interests and rights of the Company;

•                  reviewing and evaluating compliance by the Purchaser and any other person that is an affiliate or related party of Zhenfa or the Purchaser other than a person that would be deemed an affiliate or related party of the Purchaser or Zhenfa solely as a result of the Purchaser’s or Zhenfa’s direct or indirect control of the Company or any of its subsidiaries (collectively,  the “Zhenfa Related Parties”) with the terms and conditions to the Purchase Agreement and the related transaction agreements;

•                  subject to certain conditions, review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), the enforcement or waiver of any of the terms and conditions of the Purchase Agreement or any related transaction agreements;

•                  review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any proposed waivers to the standstill provision applicable to the Zhenfa Related Parties, as set forth in the Purchase Agreement;

•                  until the 2017 Annual Meeting, to review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any other proposed transaction(s), arrangement(s) or contract(s), and any amendment, modification or waiver, between the Company or any of its subsidiaries and any Zhenfa Related Party, including the Purchaser Agreement and the related transaction agreements; and

•                  to authorize, by and on behalf of the Company, the taking of any action or the execution and delivery of any documents in connection with any of the foregoing.

Director Attendance.  In 2014, the full Board met 14 times; the Audit Committee met 7 times, the Compensation Committee met 3 times, and the Nominating and Corporate Governance committee met 4 times. Directors are strongly encouraged, but not required, to attend the annual meeting of stockholders. At our 2014 annual meeting of stockholders, all directors serving at the time were present. All of the directors attended at least 75% of the total of all the meetings of the Board and Board committees on which he or she served during fiscal year 2014.

Nomination of Director Candidates.  Subject to the terms and conditions of the Purchase Agreement, the Board is responsible for selecting director candidates and recommending them for election by stockholders. The Board delegates the screening process involved to the Nominating and Corporate Governance Committee, which considers candidates in light of the qualification standards and Board diversity objectives discussed above, under the headings “Director Qualification Standards” and “Board Diversity”. The Board’s policy is that all director candidates, including those who may be recommended to the Board by STR’s stockholders, will be evaluated on the same basis.

Subject in each case to all fiduciary duties of the Board, pursuant to the terms of the Purchase Agreement, the Board has been and will be comprised of: (i) four Purchaser Directors, at least two of whom will be independent, as defined under applicable NYSE listing standards, and shall be eligible and qualified to serve on the Audit Committee of the Board of Directors and Compensation Committee of the Board, as determined in accordance with the rules and regulations of the SEC and applicable NYSE listing standards, (ii) one director who is also the President or Chief Executive Officer of the Company, and (iii) two Continuing Directors.

The Company and the Purchaser have agreed that, from the Closing Date until immediately prior to the 2017 Annual Meeting, all vacancies on the Board created by the cessation of service of a Continuing Director or a Purchaser Director, as the case may be, shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee by the Special Committee of Continuing Directors or by the remaining Purchaser Directors or the Purchaser, as the case may be. Any director so nominated and approved shall be considered a Continuing Director or Purchaser Director, as applicable. Until the 2017 Annual Meeting, the Nominating and Corporate Governance Committee will nominate all Continuing Directors and Purchaser Directors then serving as director for election as directors at any stockholder meeting called for the election of directors. If, prior to the 2017 Annual Meeting, there is no Continuing Director then serving on the Board, the Purchaser and the President or Chief Executive of the Company will cooperate to identify and elect two new independent directors, who shall be considered Continuing Directors. Additionally, the Purchaser has agreed to take all action necessary to vote any shares of common stock then held by it in favor of any nominee for director made pursuant to the terms of the Purchase Agreement.

Board’s Role in Risk Oversight

Our Board has discussions with the Company’s management to understand opportunities and threats to the Company’s objectives and long-term vitality. Such discussions entail a detailed review of the current business environment, financial results and the overall competitive landscape. The Board also discusses with management, the Company’s policies and procedures regarding risk assessment, risk appetite and overall risk management. The Board also discusses the processes management has established to monitor, manage and communicate such exposures.

Risk management is an integral part of Board and committee deliberations throughout the year. As a part of its oversight function, the Board monitors how management manages the Company including its enterprise risk management program. When making any decisions and approving strategies, the Board considers, among other things, the risks and vulnerabilities the Company faces, including operational and regulatory risks, their relative magnitude and management’s plan for mitigating these risks. The Audit Committee considers risk issues associated with the Company’s overall financial reporting, disclosure process and legal compliance. In addition to its regularly-scheduled meetings, the Audit Committee meets with the Vice President, Chief Financial Officer and Chief Accounting Officer, the Controller and Chief Compliance Director and the independent registered public accounting firm in executive sessions at least quarterly. The Nominating and Corporate Governance Committee discusses legal compliance risks and issues at its regularly-scheduled meetings and meets with our General Counsel and other officers of the Company during such meetings. The Compensation Committee oversees our compensation programs to mitigate individuals taking unreasonable risks that could result in having a materially adverse effect on the Company and its stockholders. The Board reviews the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating these risks. In addition, the Board discusses risks related to the Company’s business strategy at periodic strategic planning meetings and at other meetings, as appropriate.

We determined our current Board leadership structure is appropriate and helps ensure proper risk oversight for the Company. Currently, our Chairman and CEO positions are combined. Robert S. Yorgensen, our current President and CEO serves as our Chairman. His prior experience with the Company’s operations and continued service on the Board makes him best positioned to lead productive board meetings and determine the time allocated to each agenda item during discussions of the Company’s short- and long-term objectives.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Compensation

It is STR’s policy to set the compensation of directors for their service on the Board and its committees (which may include equity awards under the Company’s 2009 Equity Incentive Plan) in a manner that is designed to attract, retain and motivate highly-qualified candidates for director, and to be broadly comparable with those companies which STR considers to be its peers in the industries in which it operates. Directors who are also employees of STR or affiliates of Zhenfa do not receive any compensation for their service as directors of STR. Director Compensation, including compensation for committee service, is reviewed annually by the Compensation Committee, which makes such recommendations to the Board with respect thereto as it deems appropriate.

Retainer and Meeting Fees

Directors who are or were our employees or employees of our subsidiaries or affiliated with either Zhenfa or DLJ Merchant Banking Partners (“DLJMB”) did not, and will not, receive compensation for their service as members of either our Board or Board committees.

Until October 15, 2014, all other non-employee directors not affiliated with Zhenfa or DLJMB were paid:

•                  a base annual retainer (the “Annual Retainer”) of $52,500 in shares of our common stock issued quarterly, in arrears, which shares vest immediately upon issuance;

•                  an annual payment of $50,000 in cash to the Chairman of the Board, $25,000 in cash to the Chair of our Audit Committee, and $10,000 in cash to the Chair of the Compensation Committee (collectively, the “Chair Fees”);

•                  shares of our common stock having a fair market value of $45,000 (the “Annual Share Issuance”) (such shares are issued annually following the annual meeting of stockholders and vest upon the earlier of (i) the first anniversary of the date of issuance or (ii) the day before the date of the next annual meeting of stockholders, assuming continued service by such director); and

•                  a fee of $2,000 in cash for each regularly scheduled quarterly Board and committee meeting attended (the “Meeting Attendance Fees”).

Commencing on October 15, 2014, each of the Annual Retainer, Chair Fees, Annual Share Issuance and Meeting Attendance Fees were reduced by forty percent.

In connection with the closing of the Zhenfa Transaction, the Compensation Committee of the Board of Directors recommended to the Board, and the Board approved with the consent of the Purchaser, a new compensation policy, effective upon the Closing Date. The new compensation policy is applicable to all of the Company’s independent directors. Directors who are employees of the Company or employees of or affiliated with the Purchaser or Zhenfa do not receive compensation for their service as members of either our Board or any committee thereof. Mr. Yorgensen, as the Company’s Chairman, President and Chief Executive Officer, and Ms. Lin and Mr. Qu, as employees of the Purchaser and Zhenfa, respectively, do not receive any compensation for their service on the Board or any committee thereof.

Compensation for all independent directors of the Company is as follows:

•                  a base annual retainer of $31,500 in shares of the Company’s common stock, issued quarterly, in arrears, which shares vest immediately upon issuance and will be pro-rated for any partial quarter;

•                  shares of the Company’s common stock having a fair market value of $27,000; the first such award was made immediately following the payment of the Company’s payment to its stockholders, other than the Purchaser, of a special dividend (the “Special Dividend”) on January 2, 2015, and thereafter to be issued annually following the Company’s annual meeting of stockholders and vest upon the earlier of (i) in the case of (x) the first grant made following the payment of the Special Dividend, the first anniversary of the Company’s 2014 annual meeting of stockholders, and (y) subsequent grants, the first anniversary of the date of issuance or (ii) the day before the date of the next annual meeting of stockholders, assuming continued service by such director, pro-rated for any partial quarter;

•                  an annual payment of $25,000 in cash to the chair of the Audit Committee of the Board; $12,500 in cash to the Chair of each of the Compensation Committee of the Board and Nominating and Corporate Governance Committee of the Board; and $10,000 to each member of the Special Committee of Continuing Directors, each payable quarterly in arrears and pro-rated for any partial quarter;

•                  a fee of $1,200 in cash for each meeting of the Board and any committee thereof attended (up to eight Board of Directors meetings and eight meetings of each committee per year); and

•                  a one-time grant of an option to purchase 133,333 shares of the Company’s common stock, which was issued on February 6, 2015.

The Company also reimburses all directors for reasonable expenses incurred to attend meetings of our Board or committees.

Stock Ownership Guidelines for Directors

The Company’s stock ownership guidelines for its non-employee directors set a target in the amount of six times his or her annual retainer. This stock ownership target is intended to be met within five years from the date the guideline was adopted in 2010. However, in light of the Company’s financial performance and the recent decline in the price of the Company’s shares of common stock, the Board may reassess the stock ownership target in the near future.

Pledging and Hedging Shares Policy

The Company prohibits directors from entering into hedging transactions related to the Company’s common stock. In addition, pledging of the Company’s securities in connection with a loan is restricted unless an exception is granted to a person who clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Company has not previously granted an exception to this prohibition nor does it expect to in the future.

Director Compensation Table

The following table sets forth all director compensation information for the year ended December 31, 2014:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total Compensation
Andrew D. Africk	$—	$14,870	$14,870
Scott S. Brown (3)	$4,000	$26,250	$30,250
Eugene C. Cha	$—	$14,870	$14,870
Qu Chao	$—	$—	$—
Robert M. Chiste (4)	$27,750	$79,419	$107,169
John A. Janitz	$29,292	$81,001	$110,293
Dennis L. Jilot (4)(5)	$69,059	$79,419	$148,478
Andrew M. Leitch	$38,912	$81,001	$119,913
Xi (Cindy) Lin	$—	$—	$—
Bryant Riley (6)	$2,000	$46,808	$48,808
Dominick J. Schiano (3)	$4,000	$19,327	$23,327
Susan C. Schnabel (7)	$—	$—	$—

(1)                                 Represents the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 as of the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded.

(2)                                 The number of shares issued and their grant date fair values were as follows: Mr. Africk, 3,688.67 shares and 333.33 shares at $3.66 and $4.11 per share on the date of issuance, respectively; Mr. Brown, 2,751.67 shares and 1,531.33 shares at $4.77 and $4.05 per share on the date of issuance, respectively; Mr. Cha, 3,688.67 shares and 333.33 shares at $3.66 and $4.11 per share on the date of issuance respectively; Mr. Chiste, 2,751.67 shares, 8,211.67 shares, 3,240.67 shares, 3,017.33 shares and 1,531.33 shares at $4.77, $4.11, $4.05, $4.35 and $4.11 per share on the date of issuance, respectively; Mr. Janitz, 2,751.67 shares, 8,211.67 shares, 3,240.67 shares, 3,017.33 shares and 1,916 shares at $4.77, $4.11, $4.05, $4.35 and $4.11 per share on the date of issuance, respectively; Mr. Jilot, 2,751.67 shares, 8,211.67 shares, 3,240.67 shares, 3,017.33 shares and 1,531.33 shares at $4.77, $4.11, $4.05, $4.35 and $4.11 per share on the date of issuance, respectively; Mr. Leitch, 2,751.67 shares, 8,211.67 shares, 3,240.67 shares, 3,017.33 shares and 1,916 shares at $4.77, $4.11, $4.05, $4.35 and $4.11 per share on the date of issuance, respectively; Mr. Riley, 8,211.67 shares, 1,709.33 shares and 1,410.33 shares at $4.11, $4.05 and $4.35 per share on the date of issuance respectively; and Mr. Schiano, 2,751.67 and 1,531.33 shares at $4.77 and $4.05 per share, respectively.

(3)                                 Mr. Brown and Mr. Schiano did not seek re-election at the Company’s Annual Meeting of Stockholders held on May 14, 2014.

(4)                                 Mr. Jilot and Mr. Chiste resigned effective December 15, 2014.

(5)                                 Includes Section 125 cafeteria plan of $9,340 and insurance premiums of $2,219.

(6)                                 Mr. Riley resigned from the Board effective August 12, 2014.

(7)                                 Ms. Schnabel resigned from the Board effective March 7, 2014.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

STR’s directors are elected each year by the stockholders at the annual meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven directors named below for election as directors this year. Each director’s term will last until the 2016 annual meeting of stockholders or until he or she is succeeded by another director who has been elected.

Subject in each case to all fiduciary duties of the Board, pursuant to the terms of the Purchase Agreement, the Company has agreed that following the Closing Date, the Board will be comprised of: (i) four Purchaser Directors, at least two of whom will be independent, as defined under applicable NYSE listing standards, and shall be eligible and qualified to serve on the Audit Committee of the Board and Compensation Committee of the Board, as determined in accordance with the rules and regulations of the SEC and applicable NYSE listing standards, (ii) one director who is also the President or Chief Executive Officer of the Company, and (iii) two Continuing Directors.

On the Closing Date, John A. Janitz and Andrew M. Leitch continued as Continuing Directors, Robert S. Yorgensen, as the Chairman, President and Chief Executive Officer, continued as a director, and Andrew D. Africk, Eugene Cha, Qu Chao and Xin (Cindy) Lin were appointed as Purchaser Directors. Until immediately prior to the 2017 Annual Meeting, all vacancies on the Board created by the cessation of service of a Continuing Director or a Purchaser Director, as the case may be, shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee by the Special Committee of Continuing Directors or by the remaining Purchaser Directors or the Purchaser, as the case may be. Any director so nominated and approved shall be considered a Continuing Director or Purchaser Director, as applicable. Until the 2017 Annual Meeting, the Nominating and Corporate Governance Committee will nominate all Continuing Directors and Purchaser Directors then serving as director for election as directors at any stockholder meeting called for the election of directors. If, prior to the 2017 Annual Meeting, there is no Continuing Director then serving on the Board of Directors, the Purchaser and the President or Chief Executive of the Company will cooperate to identify and elect two new independent directors, who shall be considered Continuing Directors. Additionally, the Purchaser has agreed to take all action necessary to vote any shares of common stock then held by it in favor of any nominee for director made pursuant to the terms of the Purchase Agreement.

Information about the Nominees for Election to the Board

The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are serving as directors. If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the annual meeting. Each nominee has consented to serving as director if elected.  The ages of the nominees are as of March 19, 2015.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company in 2015.

Robert S. Yorgensen, 51, has been our Chairman since December 2014 and our President and Chief Executive Officer and a director of our board since January 2012. Prior to becoming our CEO, Mr. Yorgensen was the Vice President of STR and President of our Solar division since 2007 and has been employed with us for 29 years. Mr. Yorgensen has held a variety of positions with us, including Extruded Products Manager and Senior Technical Specialist of Materials RD&E and Specialty Manufacturing, Technical Specialist of Materials RD&E and Specialty Manufacturing and Project Leader of Development Engineering and Specialty Manufacturing. He holds a Bachelor of Technology, Mechanical Engineering degree from the University of Connecticut and an A.S. from Hartford State Technical College.

Mr. Yorgensen was selected to serve on our Board in light of his substantial experience as President of STR Solar and his 29 year tenure with STR where he has made significant contributions to our research and development, process engineering, business development efforts and led our growth in the solar market.

Andrew D. Africk, 48, became one of our directors effective upon the closing of the Zhenfa Transaction on December 15, 2014. Mr. Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo Global Management LLC, a leading global alternative asset manager with assets under management exceeding $150 billion. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications and has over 22 years of experience financing, analyzing and investing in public and private companies. Mr. Africk also currently serves as a director of Alliqua Biomedical. In the last five years, Mr. Africk has served on the boards of directors for various public companies including Hughes Telematics, Inc. and Hughes Communications, Inc.

Mr. Africk was selected as a member of the Board pursuant to the terms of the Purchase Agreement with the Purchaser. It is anticipated that his extensive experience serving as a director for both public and private companies, prior general management experience, financial sophistication and his significant transactional and strategic business expertise will bring valuable perspectives to the Board.

Eugene C. Cha, 58, became one of our directors effective upon the closing of the Zhenfa Transaction on December 15, 2014. Mr. Cha currently serves as Chairman of CPY Financial Factoring Co., Ltd. and as a non-executive director of Core Pacific Yamaichi Securities (HK) Co., Ltd.  Mr. Cha also serves as an independent director at Founder Fubon Fund Management Co., Ltd., and as an external supervisor at Xiamen Bank. From 1984 to 2006, Mr. Cha was a partner with the international law firm Cha & Cha LLP and focused his practice on international corporate finance and mergers and acquisitions.  Mr. Cha has also served as an independent director at Dacheng Fund Management Co., Ltd and as Vice Chairman of the YouChange PuRong Information Technology, Ltd. and two financial companies designed to increase access to microfinance for millions of poor farmers in rural China. Mr. Cha has been a director and past president of the Chinese American Political Action Association in New York and also served as a Member of the National Assembly, Taiwan from 1992 until 1996.

Mr. Cha was selected as a member of the Board pursuant to the terms of the Purchase Agreement with the Purchaser. It is anticipated that his extensive prior general management experience, financial sophistication, knowledge of China and his significant international and strategic business expertise will bring valuable perspectives to the Board.

Qu Chao, 38, became one of our directors effective upon the closing of the Zhenfa Transaction on December 15, 2014. Mr. Qu has served as the General Manager of Zhenfa Chongqing Overseas Investment Co., Ltd., Vice General Manager of Zhenfa and Vice President of Zhenfa and its affiliated entities (together, the “Zhenfa Group”) since January 2014, where he manages the companies and focuses on finance management, investment and overseas business. Since 2012, Mr. Qu has served in a number of capacities with the Zhenfa Group, including as Chairman Assistant and Director of Finance & Investment Department of Zhenfa, and Director, Vice General Manager, and Chief Financial Officer of Zhenfa. As one of the founders of Zhenfa, Mr. Qu developed the electricity investment business for Zhenfa and also was responsible for Zhenfa’s strategic relationship with First Solar.  Prior to joining the Zhenfa Group, Mr. Qu served as Chief Financial Officer at CECEP (Jiangyin) Low Carbon Economy & Technology Development Co., Ltd., and China Energy Conservation and Environmental Protection Investment (Wuxi) Co., Ltd.  Mr. Qu also has auditing experience in China, having worked as Senior Project Manager (responsible for assisting a public company) in Beijing Xinghua Certified Public Accountants Co., Ltd.

Mr. Qu was selected as a member of the Board pursuant to the terms of the Purchase Agreement with the Purchaser. It is anticipated that his extensive experience serving as a senior executive in the solar industry, financial acumen, knowledge of China and his significant international and strategic business expertise will bring valuable perspectives to the Board.

John A. Janitz, 72, has served on our Board since June 2007. Mr. Janitz is Chairman and Co-Founding Partner at Evergreen Capital Partners LLC, an investment firm that provides advisory services to and co-invests with private equity firms under exclusive contractual arrangements, and is affiliated with The Gores Group where Mr. Janitz is responsible for sourcing investment opportunities, and providing strategic, operational and financial guidance to the firm with respect to portfolio company investments in the industrial sector. Evergreen had provided these services to DLJ Merchant Banking Partners from March 2007 to April 2010 and TowerBrook Capital Partners L.P. from May 2010 to September 2011. From October 2003 to March 2007, he served as Co-Managing Principal for Questor Management Company, a turnaround capital investment firm based in Michigan. Mr. Janitz engaged in various advisory and consulting arrangements with several private equity firms from October 2001 until February 2003. Prior to joining Questor, from 1999 to 2001 Mr. Janitz was President and Chief Operating Officer of Textron, a NYSE-listed multi-industry company. Before Textron, Mr. Janitz was an Executive Vice President with TRW, a multinational company providing advanced technology products and services. In addition, he served as President of Wickes Manufacturing Company (“Wickes”), and held a number of key executive positions with Wickes’ predecessor company, Gulf & Western Industries, Inc. Mr. Janitz serves as a director of Eastman Kodak Co., Continental Structural Plastics, US Farathane, TACO Inc. and LLL Holdings. Mr. Janitz holds a B.S. from Villanova University, an M.B.A. from Eastern Michigan University and completed the Harvard Advanced Management Program.

Mr. Janitz was selected to serve on our Board in light of his extensive experience serving as a director for both public and private companies, prior senior executive experience at large multinational organizations and his significant operational and strategic business expertise.

Andrew M. Leitch, 71, has served on our Board since our initial public offering in November 2009. Mr. Leitch was a senior partner with Deloitte & Touche LLP for over 27 years, last serving as the Vice Chairman of the Management Committee, Hong Kong from September 1997 through his retirement in March 2000. Mr. Leitch has served as a director, chairman of the board, chairman of the nominating and governance committee, and member of the audit committee and compensation committees of Blackbaud Inc., and as a director and chairman of the audit committee of Cardium Therapeutics Inc. since February 2004 and August 2007, respectively. Mr. Leitch served as director and chairman of the audit committee of Aldila, Inc. from May 2004 through February 2010 and a director of L&L Energy Inc. from February 2011 through August 2011. Mr. Leitch also serves as a director of various private companies. He is a Certified Public Accountant in the state of New York, and a Chartered Accountant in Ontario, Canada.

Mr. Leitch was selected to serve on our Board in light of his extensive experience as a director of various public and private companies, serving as the chairman of certain boards and audit committees and as a member of certain compensation committees and governance committees, and his extensive understanding of U.S. and international financial accounting principles, systems of internal control and corporate governance principles.

Xin (Cindy) Lin, 42, became one of our directors effective upon the closing of the Zhenfa Transaction on December 15, 2014. Ms. Lin is currently President of Zhen Fa New Energy (U.S.) Co., Ltd., having served in this capacity since April 2013, and is responsible for leading Zhenfa’s activities in the U.S., including investment and acquisitions. Ms. Lin has also worked at Medtronic IT since August 2001, where she currently serves as senior principal IT developer, with a primary focus in business intelligence, data management and data analytics. In 2006, Ms. Lin founded L&B International LLC, a consulting firm focusing on providing consulting services in the area of renewable energy development, and is currently its President. Ms. Lin previously worked at the Bank of China in Beijing, China, where she was responsible for international trade settlement and financial instruments for export and import companies.

Ms. Lin was selected as a member of the Board pursuant to the terms of the Purchase Agreement with the Purchaser. It is anticipated that her extensive experience in the solar industry, knowledge of China, prior general management experience and her significant international business expertise will bring valuable perspectives to the Board.

Recommendation

Our Board recommends a vote “FOR” the seven nominees for the Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed UHY LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2015. Since March 21, 2013, UHY LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” below.

Representatives of UHY LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote in the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of UHY LLP.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain UHY LLP and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Recommendation

Our Board recommends a vote “FOR” the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

For 2014, our named executive officers were:

•                  Robert S. Yorgensen, Chairman, President and Chief Executive Officer;

•                  Alan N. Forman, Senior Vice President, General Counsel and Secretary; and

•                  Joseph C. Radziewicz, Vice President, Chief Financial Officer and Chief Accounting Officer.

Overview and Process

Our Compensation Committee, which consists entirely of independent directors, has overall responsibility for evaluating and approving the compensation of our executive officers and overseeing and administering our executive compensation programs and initiatives. We expect that the specific direction and company-specific emphasis and components of our executive compensation program will continue to evolve in light of industry challenges and the Company’s reduction in size to maintain alignment of our compensation program with the interests of our stockholders.

Actions taken to better align our compensation program to our stockholders’ interests include:

•                  In 2014, the Company modified its annual management incentive plan (“MIP”) for its named executive officers, each of whom would have received shares of the Company’s common stock rather than cash upon the Company’s achievement of an EBITDA target for 2014. The purpose of this modification was to conserve the Company’s cash while aligning the named executive officers’ performance with enhanced stockholder value. The Compensation Committee believes that the issuance of equity compensation for performance is common among organizations that execute a turnaround strategy.  Since the Company did not achieve the target EBITDA, no bonuses were paid under the MIP for 2014.

•                  We adjusted our financial targets for 2015 and added personal performance objectives for participants in our MIP. Such objectives are designed to reward employees for exemplary performance with respect to clearly defined and measurable personal goals that were communicated to each participant and have the effect of creating long-term stockholder value instead of a focus on short-term results which could foster aggressive risk taking. In addition, the Compensation Committee and/or the Board of Directors have the discretion to award a bonus to MIP participants. However, the achievement of the personal performance objectives is limited to 20% of a participant’s target MIP percentage and the discretionary award by the Compensation Committee and/or the Board of Directors is limited to 10% of a participant’s target MIP percentage.

•                  At our 2014 annual meeting of stockholders, we conducted an advisory vote on executive compensation of our named executive officers (“say-on-pay”). The vote on say-on-pay was overwhelmingly positive, with 89% of the votes cast voting in support of our executive compensation programs.

•                  In July 2014, the Company amended the Retention Agreements (as defined below) for Messrs. Forman and Radziewicz to (i) extend the termination dates of such agreements from June 30, 2014 to December 31, 2014, and (ii) delete the award of a bonus in the event of a dissolution or liquidation of the Company. Since the Zhenfa Transaction (which closed on December 15, 2014) qualified as a Change of Control Transaction (as defined in the Retention Agreements), Messrs. Forman and Radziewicz were paid bonuses equal to $229,000 and $180,000, respectively.  Mr. Yorgensen’s Retention Agreement was not amended to extend the termination date and no retention bonus was paid to him. In connection with the closing of the Zhenfa Transaction, Mr. Yorgensen qualified to receive payment of deferred compensation in an amount equal to $203,636, which was paid to him in February 2015.

•                  In 2014, the Compensation Committee, along with assistance from Mercer (USA) Inc. (“Mercer”), compensation consultants to the Compensation Committee, updated the Company’s peer group to better reflect the Company’s smaller size and the repositioning of its business in China. As such, a new peer group was selected based upon similar market capitalizations and sales with a focus on publicly-traded companies in the plastic extrusion, renewable energy, and specialty chemical industries. Annual sales of the peer group ranged from $8 million to $443 million, with a median of $140 million. Market capitalization of the peer group ranged from $6 million to $747 million, with a median of $77 million. During the last few years, the Company’s sales have decreased and the risks associated with executing its business model have increased. The Compensation Committee believes the revised peer group serves as an improved benchmark for executive compensation. See “Peer Group”.

•                  Due to our financial performance, we did not increase the compensation of our senior management team, including the named executive officers, over the compensation paid to such employees during 2013 or 2014.

Principles of Our Executive Compensation Program

We have sought to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

•                  attract and retain talented and experienced executives in the competitive solar industry;

•                  motivate and reward executives whose knowledge, skills and performance are critical to our success;

•                  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•                  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•                  foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and

•                  compensate our executives in a manner that incentivizes them to manage our Company to meet our long-term objectives and avoid excessive risk taking to improve short term results.

Our Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our Chairman, President and CEO. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chairman, President and CEO. On an annual basis, our Chairman, President and CEO reviews with the Compensation Committee each other named executive officer’s performance and recommends appropriate base salary, cash performance awards and grants of long-term equity incentive awards for all other executive officers. Based on the recommendations from our Chairman, President and CEO, and in consideration of the objectives described above and the principles described below, the Compensation Committee approves, and recommends that the Board approve, the annual compensation packages of our executive officers. The Compensation Committee also annually analyzes our Chairman, President and CEO’s performance and determines his base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of his performance with input from any consultants engaged by the Compensation Committee.

In determining the compensation of our executive officers, we are guided by the following key principles:

•                  Alignment with Stockholder Interests.  Compensation should be tied to our financial performance through equity and performance based awards to align the interests of our executive officers and key employees with those of our stockholders.

•                  Competition.  Compensation should reflect the competitive marketplace, so we can attract, retain and motivate talented executives.

•                  Accountability for Business Performance.  Compensation should be tied to our financial performance to hold executives accountable for their contributions to our performance as a whole through the performance of aspects of our business for which they are responsible.

•                  Accountability for Individual Performance.  Compensation should be tied to the individual’s performance to encourage and reflect individual contributions to our performance. We consider individual performance as well as performance of the business and responsibility areas that an individual oversees, and we weigh these factors as we consider appropriate in assessing a particular individual’s performance.

•                  Fair and Equitable Compensation.  The total compensation program should be fair and equitable to both our executive officers and our stockholders and should be fair relative to the compensation paid to other professionals in our organization. The total compensation program design should be informed by practices employed by our Industry Peers. Our Industry Peers are shown below. Our long-term target is to position total compensation levels for our executive officers and other key personnel between the median and 75th percentile of pay for comparable positions in the Compensation Survey.

Our Peer Group

In the first quarter of 2014, we, in conjunction with oversight from the Compensation Committee, updated the Company’s peer group to better reflect the Company’s smaller size and the repositioning of its business in China. As such, a peer group was selected based upon similar market capitalizations and sales with a focus on publicly-traded companies in the plastic extrusion, renewable energy, and specialty chemical industries.  We felt it necessary to update our peer group to better align our peer group to the Company’s current size and risk profile in executing its turnaround strategy.

Industry	Company Name	Ticker Symbol	Business
Semiconductor - Equipment & Materials	Amtech Systems Inc.	ASYS	Designs, assembles, sells, and installs capital equipment and related consumables used in the manufacture of wafers, primarily for the solar and semiconductor industries worldwide.
Semiconductor - Integrated Circuits	AXT Inc.	AXTI

Designs, develops, manufactures, and distributes compound and single element semiconductor substrates primarily used in wireless communications, lighting display applications, and fiber optic communications.

Semiconductor - Equipment & Materials	BTU International Inc.	BTUI

Engages in the design, manufacture, sale, and service of thermal processing equipment and related process controls for use in the electronics, alternative energy, automotive, and other industries worldwide.

Industrial Equipment & Components	Chase Corporation	CCF	Manufactures and sells protective materials for various applications in the United States and internationally.
Biotechnology	Codexis Inc.	CDXS	Engages in the production of custom industrial enzymes for use in the pharmaceutical, biofuel, and chemical production.
Rubber & Plastics	Core Molding Technologies	CMT	Manufactures sheet molding compounds and molds fiberglass reinforced plastics.
Diversified Machinery	Continental Materials Corporation	CUO	Produces and sells heating, ventilation, and air condition products; and construction products in North America.
Semiconductor - Integrated Circuits	EMCORE Corporation	EMKR	Provides compound semiconductor-based products for the broadband, fiber optics, satellite, and solar power markets. The company operates in two segments, Fiber Optics and Photovoltaics.
Chemicals - Major Diversified	GEVO Inc.	GEVO	A renewable chemicals and biofuels company, focusing on the development and commercialization of alternatives to petroleum-based products based on isobutanol produced from renewable feedstocks.
Business Software & Services	GSE Holding Inc.	GSE	Engages in the manufacture and marketing of engineered geosynthetic lining products for environmental protection and confinement applications worldwide.

Industry	Company Name	Ticker Symbol	Business
Rubber & Plastics	JPS Industries Inc.	JPST

Engages in the manufacture and sale of extruded urethanes, ethylene vinyl acetates, and mechanically formed glass and aramid substrate materials for specialty applications including solar encapsulants.

Diversified Machinery	Thermon Group Holdings Inc.	THR

Provides thermal engineered solutions for process industries in the United States, Canada, Europe, and Asia. Its products include a range of electric heat tracting cables, steam tracing components, tubin, bundel, and instrument and control products.

Components of Our Executive Compensation Program

Our executive compensation program currently consists of:

•                  base salary;

•                  annual incentive awards linked to business performance. For 2015, we have re-introduced the achievement of certain personal performance objectives under our MIP. In addition, the Compensation Committee and/or the Board has the discretion to award a bonus to MIP participants in an amount of up to 10% of a participant’s target MIP percentage;

•                  periodic grants of long-term equity-based compensation, such as restricted stock and stock options;

•                  other executive benefits and perquisites; and

•                  employment, severance and retention agreements, which contain termination and change of control benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other key personnel with those of our stockholders.

Base Salary.  The primary component of compensation of our executives has historically been base salary. We believe that the base salary element is required in order to provide our executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions. The base salary of our named executive officers is reviewed on an annual basis.

Mr. Yorgensen’s 2014 base salary was $475,000, which was the same as his 2013 base salary.

Mr. Forman’s 2014 base salary was $305,250, which was the same as his 2013 base salary.

Mr. Radziewicz’s 2014 base salary was $241,100, which was the same as his 2013 base salary.

The base salaries of Messrs. Yorgensen and Forman were initially established in their respective employment agreements. Our Compensation Committee made recommendations to the non-employee members of our Board as to the base salary to be paid to Mr. Yorgensen, our Chairman, President and Chief Executive Officer, based upon:

•                  his background and circumstances, including his experience and skills;

•                  our knowledge of the competitive factors within the industry in which we operate;

•                  his job responsibilities; and

•                  our expectations as to the performance and contributions of Mr. Yorgensen and our judgment as to his potential future value to us.

The base salaries paid to our named executive officers in 2014, 2013 and 2012 are set forth below in the Summary Compensation Table. Commencing on October 1, 2015, the base salaries of our named execuative officiers are expected to increase by 4%.

Annual Incentive Awards.  We believe that annual incentive awards focus our executive officers’ efforts and reward executive officers for annual results of operations that help create value for our stockholders.

In 2014, each of Messrs. Yorgensen, Forman, and Radziewicz was eligible to receive a bonus payment up to 80%, 45%, and 45%, respectively, of such officer’s base salary as of January 1, 2014, assuming the Company achieved its EBITDA target. Such bonus amounts would have been paid in shares of the Company’s common stock to such executives rather than a cash payment. Since the Company did not achieve the target EBITDA, no bonuses were paid under the MIP for 2014. In 2015, executives were provided with both Company financial targets as well as specific personal performance objectives for which bonuses may be paid.

Long-Term Equity-Based Compensation.  We believe that our long-term performance is fostered by a compensation methodology that compensates executive officers through the use of equity-based awards, such as stock options, restricted stock awards and other rights to receive compensation based on the value of our common stock. We also believe that when our executive officers possess an ownership interest in us, they have a continuing stake in our long-term success that aligns with stockholder value creation.

In connection with our initial public offering on November 6, 2009, our Board adopted the 2009 Equity Incentive Plan, pursuant to which the Company has granted certain employees and directors with shares of common stock and/or options to purchase shares of common stock.

In April 2014, Messrs. Yorgensen, Forman, and Radziewicz were granted options to purchase 350,000, 190,000, and 150,000 shares of our common stock, respectively, at an exercise price equal to the fair market value on the date of grant, which was $1.59 per share. One third of the options were scheduled to vest on each of the first, second and third anniversaries of the grant date, subject to acceleration in certain circumstances. These stock options (and all other stock options) were terminated effective November 14, 2014.

Due to the closing of the transaction with Zhenfa, which constituted a change of control transaction under the Company’s equity incentive plan, the Board of Director selected, as permitted under such plan, to cancel all outstanding options effective as of the closing of that transaction. The Company cancelled the options due to material changes in its business and capital structure which would significantly impact its previous issued options. These changes included the issuance of the Purchased Shares, which represented a change in control and approximately doubled the Company’s share count, payment of the Special Dividend and the completion of a one-for-three reverse stock split effected January 30, 2015 (the “Reverse Stock Split”). All of these items represented material changes to its capital structure and market capitalization and could materially impact the trading price of its common stock. Due to the uncertainty, the Company cancelled the options prior to the transaction with Zhenfa. In total, options to purchase 3,405,389 shares were cancelled of which options to purchase 2,100,389 shares had been fully vested.

Further, in connection with the closing of the Zhenfa Transaction and the Reverse Stock Split, the number of shares reserved for issuance under the 2009 Equity Incentive Plan was reduced from 6,200,000 to 4,133,333.

In February 2015, the Company granted stock options to certain employees and the independent directors to purchase a total of 1,964,667 shares of common stock at an exercise price of $1.52 per share. One third of the options vest on each of the first, second and third anniversaries of the grant date, assuming the recipient continues in the employment or service of the Company and subject to acceleration in certain circumstances. Messrs. Yorgensen, Forman, and Radziewicz were included in this grant of stock options and were awarded the right to purchase 656,667, 210,000, and 166,667 shares of our common stock, respectively.

The Compensation Committee of our Board will determine, subject to any employment agreements, any future equity awards that each named executive officer will be granted pursuant to the 2009 Equity Incentive Plan. Shares subject to awards that expire or are cancelled or forfeited, or that are repurchased by us pursuant to the terms of the agreements, will again become available for issuance under the 2009 Equity Incentive Plan.

Restricted Common Stock.  Shares of restricted common stock are awards of our common stock that vest in accordance with the terms and conditions established in the applicable governing document. Holders of restricted common stock have all rights with respect to voting and dividends as holders of our common stock. As of December 31, 2014, there are no unvested shares or options held by our Executive Officers.

Holding Periods for Vested Options or Shares.  The Company does not require employees to hold vested options or vested shares of common stock. All equity awards issued to our employees have vesting periods that encompass at least three years for the awards to fully vest, subject to acceleration in certain events. The purpose of the long-term vesting period is to foster employee retention and to link long-term valuation creation for our stockholders. Based upon its vesting requirements, the Company does not believe establishing holding periods would provide additional benefits to stockholders.

Stock Ownership Guidelines for Executive Officers.  The Company’s stock ownership guidelines for its executive officers ensure that the interests of executive officers are aligned with the interests of stockholders. These guidelines set a target for our Chairman, President and CEO to own stock in the Company in the amount of six times his or her base salary and other executive officers in the amount of three times his or her base. These stock ownership targets are intended to be met within five years from the guideline adoption. However, in light of the Company’s financial performance and the recent decline in the price of the Company’s shares of common stock, the Board may reassess the stock ownership target in the near future. As of December 31, 2014 we have not satisfied this target.

Pledging and Hedging Shares Policy.  The Company prohibits its directors and executive officers from entering into hedging transactions related to the Company’s common stock. In addition, pledging of the Company’s securities in connection with a loan is restricted unless an exception is granted to a person who clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Company has not previously granted an exception nor does it expect to grant an exception in the future.

Other Executive Benefits and Perquisites.  We provide the following benefits to our executive officers on the same basis as other eligible employees:

•                  health and dental insurance;

•                  life insurance;

•                  long-term and short-term disability;

•                  a 401(k) and profit sharing plan; and

•                  a Section 125 cafeteria plan.

We provide a qualified matching contribution of up to 2.5% to eligible employees, including our executive officers, who participate in our 401(k) and profit sharing plan.

Employment Agreements and Termination and Change of Control Benefits.  We have employment agreements with certain of our named executive officers. We entered into a new employment agreement with Mr. Yorgensen on December 7, 2011 in connection with his appointment as the Company’s President and CEO, effective January 1, 2012. We entered into an employment agreement with Mr. Forman in May 2010. Mr. Radziewicz presently does not have an employment agreement with the Company.

The primary purpose of the agreements is to establish the terms of employment and to protect both us and the executive. We are provided with reasonable protections that the executive will perform at acceptable levels and will not compete with or recruit employees from us during or after the termination of employment. The executive is provided financial protection in the event of certain reasons for termination of employment in recognition of the executive’s professional career and a forgoing of present and future career options. The employment agreements provide for severance payments in the event of certain categories of termination. See “Potential Payments Upon Termination and upon Termination following a Change of Control” and “Employment Agreements”.

Use of a Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has in recent years retained the services of an independent compensation consultant. The Compensation Committee retained Mercer in 2014, 2013, 2012, and 2011 to consult and advise on certain executive compensation issues. In considering the selection of Mercer, the Compensation Committee considered Mercer’s independence to the Company. In particular, the following factors were assessed:

•                  whether personal or business relationship of the advisor or Mercer exists with an executive officer of the Company;

•                  whether personal or business relationship of the advisor exists with any members of the Compensation Committee;

•                  other services that Mercer provided to the Company;

•                  the amount of fees paid to Mercer compared to the total sales of Mercer;

•                  whether Mercer’s policies and procedures are designed to prevent conflicts of interest; and

•                  whether any shares of STR stock are owned by the advisor.

As an advisor to the Compensation Committee, Mercer has reviewed the total compensation and pay levels of the Company’s named executive officers, examined aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs and provided general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chairman, President and Chief Executive Officer and other senior executives. In addition, during 2011 through 2014, Mercer provided the Company with consulting services relative to the administration of its U.S. benefits programs, primarily in the administration of the Company’s U.S. self-insured medical plans. Mercer did not provide executive compensation services to the Company in 2014.

The Compensation Committee assessed the independence of Mercer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Mercer from independently representing the Compensation Committee during 2014. In carrying out its responsibilities, Mercer may collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Nevertheless, the Compensation Committee has the sole authority to engage and/or terminate Mercer’s services.

The Company paid Mercer approximately $42,067 for all the services provided in 2014. Of that amount, approximately $28,011 related to executive compensation consulting services and the balance provided in connection to the administration of the Company’s U.S. benefit programs. The decision to engage Mercer for these other services was made by management and the Compensation Committee was informed of this decision.

Severance Agreements

The Company entered into severance agreements, dated as of October 1, 2012 (the “Severance Agreements”), with certain members of management, including each of Robert S. Yorgensen, Alan N. Forman and Joseph C. Radziewicz, setting forth certain payments and benefits in the event of termination of employment. The Severance Agreements will remain in effect until October 1, 2017 and will automatically renew for one year periods unless the Company or the executive provides notice of termination as provided for in the Severance Agreement. However, the term of each Severance Agreement will not expire before a date that is 18 months after a Change of Control that occurs during the term of the Severance Agreements. To the extent applicable, the Severance Agreements supersede and replace the severance provisions set forth in any executive’s employment agreement with the Company.

The Severance Agreements provide, among other things, that, if the executive is terminated for any reason, the executive is entitled to his full base salary through the date of termination at the rate in effect immediately prior to such termination date, as well as all compensation and benefits due to the executive under the terms of the Company’s benefit plans, programs and arrangements in effect immediately prior to the termination date.

If an executive (other than Mr. Yorgensen) is terminated by the Company without “cause” (as such term is defined in the Severance Agreement) or if he terminates his employment with “good reason” (as such term is defined in the Severance Agreement), other than during a “change in control severance period” (as such term is defined in the Severance Agreement), the executive is entitled to receive the payments described above plus (i) the sum of 1.0 times his base salary; (ii) a pro rata portion of any bonus payment he would have been eligible to receive for the performance year during which the termination date occurs; (iii) up to 12 months of payments in the amount required for continuation of COBRA plans and other benefits; (iv) prepayment of all life insurance premiums for 12 months plus the transfer of ownership of all rights of ownership of such arrangements; (v) payments for reasonable outplacement services for up to 12 months; and (vi) the reimbursement of reasonable legal fees and expenses incurred by the executive in disputing in good faith issues relating to the termination of employment or obtaining or enforcing any benefit provided under the Severance Agreement. Mr. Yorgensen is entitled to the same benefits described above, except he is eligible to receive a sum of 2.0 times his base salary in such event and the continuation of COBRA benefits, life insurance benefits and outplacement services for up to 24 months.

If an executive (other than Mr. Yorgensen) is terminated by the Company without cause or if he terminates his employment with good reason during a change in control severance period, he is entitled to (i) the sum of 1.25 times his base salary; (ii) his target bonus for the performance year during which the termination date occurs; and (iii) the continued COBRA benefits, life insurance benefits, and outplacement services for up to 15 months and legal fees described above. Mr. Yorgensen is entitled to the same benefits described above for the other executives, except he is eligible to receive a sum of 2.0 times his base salary and target bonus in such event and the continuation of COBRA benefits, life insurance benefits and outplacement services for up to 24 months. The change of control severance period is the period commencing 90 days prior to a change in control (as such term is defined in the Severance Agreement) and ending one year following a change in control.

Performance-Based Retention Awards

In connection with the Company’s exploration of strategic alternatives during 2013, the Company entered into retention agreements, dated as of July 18, 2013 (the “Retention Agreements”), with certain members of senior management, including each of Robert S. Yorgensen, Alan N. Forman, and Joseph C. Radziewicz. Subject to certain conditions regarding employment, the Retention Agreements provided for the payment of a bonus (the “Retention Bonus”) upon the closing of a change of control transaction (as defined) or upon the Company’s achievement of certain financial performance targets. On July 7, 2014, the Company amended the Retention Agreements with Alan N. Forman and Joseph C. Radziewicz to extend the termination dates of such agreements from June 30, 2014 to December 31, 2014, and delete the award of a bonus in the event of a dissolution or liquidation of the Company. Since the Zhenfa Transaction (which closed on December 15, 2014) qualified as a change of control transaction, Messrs. Forman and Radziewicz were paid bonuses equal to $229,000 and $180,000, respectively. Mr. Yorgensen’s Retention Agreement was not amended to extend the termination date, and therefore no retention bonus was paid to him. In connection with the closing of the Zhenfa Transaction, Mr. Yorgensen qualified to receive payment of deferred compensation in an amount equal to $203,636 which was paid to him in February 2015.

Risk Assessment of Compensation Policies and Practices

The Company has assessed whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has determined that the Company’s compensation practices and policies do not create such risks. The Company’s conclusion was based on the following risk mitigating factors:

•                  the Company uses a blend of compensation that balances short-term/long-term and base/incentive rewards for performance. The Company’s short-term compensation is comprised of base salary and potential annual bonus under our management incentive plan. Base salaries are determined with the aid of an independent compensation consultant with the objective of targeting annual salaries to the 50th to 75th percentile of our peer group. Based upon this practice, employees are paid competitively for services rendered. The base salary is supplemented with an annual incentive bonus opportunity that provides participants with the opportunity to earn a threshold, target and maximum bonus amount that is contingent on achieving Company financial targets and personal performance objectives. The use of a range of potential payouts mitigates pressures to obtain an absolute target, yet motivates employees to maximize performance. These short-term awards are supplemented with long-term equity incentive grants that occur occasionally. The equity grants vest over a longer period of time, typically three years, and align recipients’ interests with those of the Company’s stockholders and make it unlikely that recipients will pursue behaviors that expose the Company to any material adverse risks. We believe this compensation mix rewards performance that generates stockholder value, while maintaining an appropriate balance between profitability and stability.

•                  the Board reviews performance measures including the annual budget to ensure such targets are consistent with stockholder value creation and are not unrealistic based on its understanding of the Company’s competitive position, industry dynamics and overall economic conditions. Realistic goal setting reduces aggressive risk taking associated with trying to achieve stretch targets.

Compensation Committee Report

We, the Compensation Committee of the Board of STR Holdings, Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company, and based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

John A. Janitz, Chairperson

Andrew D. Africk

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2014, 2013 and 2012 earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert S. Yorgensen	2014	$475,000	$—	$—	$—	$226,609	$701,609
Chairman, President and CEO	2013	$475,000	$—	$—	$9,357	$22,973	$507,330
	2012	$475,000	$—	$510,150	$—	$22,236	$1,007,386

Alan N. Forman	2014	$305,250	$—	$—	$—	$251,495	$556,745
Senior Vice President, General	2013	$305,250	$—	$—	$3,663	$22,495	$331,408
Counsel and Secretary	2012	$278,668	$—	$223,750	$—	$21,721	$524,139

Joseph C. Radziewicz	2014	$241,100	$—	$—	$—	$188,636	$429,736
Vice President, Chief Financial	2013	$241,100	$—	$—	$10,660	$8,636	$260,396
Officer and Chief Accounting Officer	2012	$207,573	$—	$179,000	$—	$7,823	$394,396

(1)                                 The amounts reported in this column reflect the amounts paid in 2014 pursuant to each executive’s employment agreement, except for Mr. Radziewicz who does not presently have an employment agreement, and take into account salary increases. For more information regarding these arrangements, see “Employment Agreements”.

(2)                                 The amounts reported in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The effects of estimated forfeitures are excluded.

(3)                                 The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 as of the grant date. For purposes of the table above, the effects of estimated forfeitures are excluded.

(4)                                 The amounts reported in this column reflect annual performance bonuses earned by the named executive officers pursuant to their employment agreements and the management incentive plan and based upon the named executive officers’ respective base salaries as of January 1, 2014. Such amounts are payable in the following year once the respective year’s financial statements have been audited. These annual performance bonuses are defined as non- equity incentive plan compensation by the rules and regulations of the SEC.

(5)                                 The amounts reported in this column represent 401(k) and profit sharing contributions to eligible employees, our Section 125 cafeteria plan, term life insurance, disability insurance, long-term care insurance and other personal benefits. The amounts included in that column are included in the table below. In connection with the closing of the Zhenfa Transaction, (i) Mr. Yorgensen qualified to receive payment of deferred compensation in an amount equal to $203,636 and (ii) Messrs. Forman and Radziewicz were paid bonuses in 2014 pursuant to the Retention Agreements, as amended, equal to $229,000 and $180,000, respectively.

All other Compensation

Name	Year	401(k) Match(a)	Profit Sharing Plan(a)	Section 125 Plan(b)	Term Life Insurance(c)	Disability Insurance(c)	Long-Term Care Insurance(c)	Deferred Compensation Arrangement(d)	Retention Bonus(e)
Robert S. Yorgensen	2014	$6,250	$—	$14,298	$840	$540	$1,045	$203,636	$—
	2013	$6,250	$—	$14,298	$840	$540	$1,045	$—	$—
	2012	$6,250	$—	$14,320	$840	$540	$286	$—	$—

Alan N. Forman	2014	$6,250	$—	$14,298	$840	$540	$567	$—	$229,000
	2013	$6,250	$—	$14,298	$840	$540	$567	$—	$—
	2012	$6,250	$—	$13,805	$840	$540	$286	$—	$—

Joseph C. Radziewicz	2014	$6,003	$—	$1,000	$660	$540	$433	$—	$180,000
	2013	$6,003	$—	$1,000	$660	$540	$433	$—	$—
	2012	$5,189	$—	$1,000	$808	$540	$286	$—	$—

(a)	Reflects amounts of contributions paid to such executive in each fiscal year under 401(k) matching and our profit sharing plan for eligible employees.

(b)

We maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. This amount represents payments made by us on the employee’s behalf towards a Section 125 cafeteria benefits plan.

(c)	Represents premiums paid by us for applicable insurance policies.

(d)	In connection with the closing of the Zhenfa Transaction, Mr. Yorgensen qualified to receive payment of deferred compensation in an amount equal to $203,636.

(e)

In connection with the closing of the Zhenfa Transaction, Messrs. Forman and Radziewicz were paid bonuses pursuant to the Retention Agreements, as amended, equal to $229,000 and $180,000, respectively.

Outstanding Equity Awards at Fiscal Year End

The Company has no outstanding stock options or unvested stock awards as of December 31, 2014.

Stock Vested

The following table sets forth certain information with respect to shares vesting during the year ended December 31, 2014 with respect to the named executive officers. No named executive officers exercised any options during the year ended December 31, 2014.

Stock Vested
Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert S. Yorgensen
Common Stock	—	$—
Alan N. Forman
Common Stock	7,636	$30,449
Joseph C. Radziewicz
Common Stock	—	$—

(1)                                 Value realized on vesting was calculated by multiplying the number of shares acquired upon vesting at closing market price of shares on the last day prior to each vesting date.

Pension Benefits

In the year ended December 31, 2014, our named executive officers received no pension benefits and had no accumulated pension benefits.

Nonqualified Deferred Compensation

We had a deferred compensation arrangement with Mr. Yorgensen that stated upon the earlier of December 31, 2015, our sale of the Company or termination of employment for any reason, Mr. Yorgensen was entitled to a bonus payment based upon a formula set forth in his respective employment agreement. The payment was tied to distribution amounts that he would have received with respect to their former ownership in our predecessor Company if its assets were sold at fair market value compared to the value of our stock price. The amount of the potential bonus payment was capped in total to $0.5 million. In connection with the closing of the Zhenfa Transaction, Mr. Yorgensen qualified to receive payment of deferred compensation in an amount equal to $203,636 which was paid to him in February 2015.

Potential Payments upon Termination and upon Termination following a Change of Control

The information below describes and quantifies certain compensation that would become payable under each named executive officer’s employment agreement (or severance agreement) if, as of December 31, 2014, his employment had been terminated, and there was a change of control. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event.

Each of our named executive officers is entitled to payments upon termination pursuant to their respective employment agreements.

Robert S. Yorgensen.  If terminated for any reason, including in connection with a change in control, Mr. Yorgensen, or his estate, will be entitled to receive a lump sum comprised of (i) his annual base salary through the date of termination; (ii) any expenses owed to him pursuant to his employment agreement; (iii) any accrued vacation pay owed to him pursuant to his employment agreement; (iv) any amounts arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements; and (v) any amounts which may be due to him under his stock option agreements with us.

If Mr. Yorgensen is terminated without cause (including pursuant to his death or disability) or if he terminates his employment with good reason (other than during a period change of control severance period as defined in the Severance Agreement), he (or his estate) will be entitled to receive in addition to the payments described above, his then current base salary for 24 months from the date of termination, a pro rata portion of any bonus payment he would have been eligible to receive, continued coverage for Mr. Yorgensen under our health, life insurance and retirement plans for 24 months and continued paid coverage for Mr. Yorgensen, his wife and any eligible dependents under all group health benefit plans for 24 months. In addition, any unvested options that would have vested within the 12 months following such termination will vest immediately.

If Mr. Yorgensen is terminated by the Company without cause or if he terminates his employment with good reason during a change of control severance period, he is entitled to (i) the sum of 2 times his base salary; (ii) 2 times his target bonus for the performance year during which the termination date occurs; and (iii) the continued COBRA benefits, life insurance benefits, and outplacement services for up to 24 months.

However, Mr. Yorgensen will only be entitled to such payments if he signs a release of all legal claims against STR and certain related parties and he does not violate his agreement not to compete. See “Non-Competition and Non-Solicitation”.

Alan N. Forman.  If terminated for any reason, Mr. Forman, or his estate, will be entitled to receive a lump sum comprised of (i) his annual base salary through the date of termination; (ii) any expenses owed to him pursuant to his employment agreement; (iii) any accrued vacation pay owed to him pursuant to his employment agreement; (iv) any amounts arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements; and (v) any amounts which may be due to him under his stock option agreements with us.

If Mr. Forman is terminated without cause (including pursuant to his death or disability) or if he terminates his employment with good reason (other than during a change of control severance period), he (or his estate) will be entitled to receive in addition to the payments described above, his then current base salary for 12 months from the date of termination, a pro rata portion of any bonus payment he would have been eligible to receive, continued coverage for Mr. Forman under our health, life insurance and retirement plans for 12 months and continued paid coverage for Mr. Forman, his wife and any eligible dependents under all group health benefit plans for 12 months. In addition, any options that would have vested within the 12 months following such termination will vest immediately.

If Mr. Forman is terminated by the Company without cause or if he terminates his employment with good reason during a Change of Control Severance Period, he is entitled to (i) the sum of 1.25 times his base salary; (ii) his target bonus for the performance year during which the termination date occurs; and (iii) the continued COBRA benefits, life insurance benefits, and outplacement services for up to 15 months.

However, Mr. Forman will only be entitled to such payments if he signs a release of all legal claims against STR and certain related parties and he does not violate his agreement not to compete. See “Non-Competition and Non- Solicitation”.

Joseph C. Radziewicz.  If terminated for any reason, Mr. Radziewicz, or his estate, will be entitled to receive a lump sum comprised of (i) his annual base salary through the date of termination; (ii) any expenses owed to him pursuant to Company policy; (iii) any accrued vacation pay owed to him pursuant to Company policy; (iv) any amounts arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements; and (v) any amounts which may be due to him under his stock option agreements with us.

If Mr. Radziewicz is terminated without cause (including pursuant to his death or disability) or if he terminates his employment with good reason (other than during a change of control severance period), he (or his estate) will be entitled to receive in addition to the payments described above, his then current base salary for 12 months from the date of termination, a pro rata portion of any bonus payment he would have been eligible to receive, continued coverage for Mr. Radziewicz under our health, life insurance and retirement plans for 12 months and continued paid coverage for Mr. Radziewicz, his wife and any eligible dependents under all group health benefit plans for 12 months. In addition, any unvested options that would have vested within the 12 months following such termination will vest immediately.

If Mr. Radziewicz is terminated by the Company without cause or if he terminates his employment with good reason during a Change of Control Severance Period, he is entitled to (i) the sum of 1.25 times his base salary; (ii) his target bonus for the performance year during which the termination date occurs; and (iii) the continued COBRA benefits, life insurance benefits, and outplacement services for up to 15 months.

However, Mr. Radziewicz will only be entitled to such payments if he signs a release of all legal claims against STR and certain related parties and he does not violate his agreement not to compete. See “Non-Competition and Non-Solicitation”.

The following table summarizes the potential payments to Messrs. Yorgensen, Forman and Radziewicz assuming that such events occurred as of December 31, 2014 based on each executive’s current employment agreement:

	Severance Amounts ($)		Pro-Rata/ Target Bonus ($)		Other ($)	Benefits ($)	Benefit Continuation ($)(1)	Total ($)
Robert S. Yorgensen
Termination for any reason (other than without cause or for good reason)	$—		$—		$—	$—	$—	$—
Termination without cause or for good reason (2)(3)	$950,000		$380,000		$—	$—	$41,334	$1,371,334
Termination within the change of control severance period	$950,000	(4)	$760,000	(5)	$—	$—	$41,334	$1,751,334
Alan N. Forman
Termination for any reason (other than without cause or for good reason)	$—		$—		$—	$—	$—	$—
Termination without cause or for good reason(2)(3)	$305,250		$137,363		$—	$—	$20,667	$463,280
Termination within the change of control severance period	$381,563	(4)	$137,363	(5)	$—	$—	$25,834	$544,760
Joseph C. Radziewicz
Termination for any reason (other than without cause or for good reason)	$—		$—		$—	$—	$—	$—
Termination without cause or for good reason (2)(3)	$240,100		$108,045		$—	$—	$20,667	$368,812
Termination within the change of control severance period	$300,125	(4)	$108,045	(5)	$—	$—	$25,834	$434,004

(1)

Represents the aggregate value of continued medical coverage, continued life insurance benefits and the provision of outplacement services. These arrangements are subject to a “single trigger” mechanism because the value of these benefits are realized upon a qualifying termination of employment, whether or not such qualifying termination event occurs in connection with a change in control.

(2)	Pro-rata bonus assumes termination as of December 31, 2014 and all performance objectives are met.

(3)

Assumes that the target bonus threshold under the Company’s Management Incentive Plan is not achieved. If such target is achieved, then the executive is entitled to receive a payment equal to a percentage of his target bonus based upon the number of days employed during the year in which he is terminated. In addition, under the respective restricted stock and/or option agreements, if the executive is terminated without cause or the executive terminates his employment for good reason, unvested restricted common stock and unvested options that vest solely based upon time will vest in additional installments as such restricted stock or options would have vested had the executive been employed by us for an additional year.

(4)

Represents potential severance payments to be made under each individual’s employment agreement, if applicable, or Severance Agreement. These arrangements are subject to a “double-trigger” mechanism because the amount of severance reported becomes payable upon a qualifying termination of employment during the applicable change in control severance period.

(5)

Represents potential bonus-related payments to be made under each individual’s employment agreement, if applicable, or Severance Agreement. These arrangements are subject to a “double-trigger” mechanism because the amount of benefit reported becomes payable upon a qualifying termination of employment during the applicable change in control severance period. In the case of Mr. Yorgensen, any bonus-related payment payable pursuant to his employment agreement would be payable in a lump sum by the Company on April 30th of each of the two years following the year in which his termination occurs. The payment of any bonus is based on the assumption that the executive would have earned such bonus assuming his continued his employment through the end of such applicable year and fully satisfied his personal performance goals, if any.

Employment Agreements

Robert S. Yorgensen.  We entered into an employment agreement with Mr. Yorgensen, our Vice President and President of STR Solar, in connection with our acquisition by DLJMB and its co-investors on June 15, 2007. On December 7, 2011, we entered into a new employment agreement with Mr. Yorgensen, effective January 1, 2012, in connection with his appointment as the Company’s President and Chief Executive Officer. Pursuant to the new agreement, his annual base salary is $475,000 subject to annual discretionary increases, and he will be eligible to participate in the Company’s (i) management incentive plan with an annual performance bonus target of at least 80% of his annual base salary and (ii) long-term incentive plan awards in each case based upon performance goals set by our Board for a particular fiscal year.

Alan N. Forman.  We entered into an employment agreement with Mr. Forman, our Senior Vice President, General Counsel and Secretary on May 3, 2010. Pursuant to Mr. Forman’s employment agreement, he is paid a base salary, subject to annual increases and is eligible to receive an annual performance bonus based upon performance goals set by our Board for a particular fiscal year. For the 2014 fiscal year, Mr. Forman’s annual base salary was $305,250 and he was eligible to receive a target bonus equal to 45% of his base salary. See “Base Salary” and “Incentive Awards”.

Non-Competition and Non-Solicitation

Each of our named executive officers has entered into non-competition and non-solicitation agreements with us. Pursuant to such agreements, each named executive officer has agreed not to compete with us for a specified period of time following such executive’s date of termination. In addition, each named executive officer may not solicit any of our employees during the term of his non-competition period. The non-competition and non-solicitation period is 24 months for Mr. Yorgensen and 12 months for each of Messrs. Forman and Radziewicz. We have the option to extend each executive’s non-competition and non-solicitation period for an additional year. If we extend the non-competition and non-solicitation period of Messrs. Yorgensen or Forman, we must provide six months’ notice to the executive, pay such executive his annual base salary, payable over 12 months, and extend his participation in our health, life insurance, and retirement plans through the extended period.

Indemnification of Officers and Directors

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law (“DGCL”). We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

In addition, our certificate of incorporation provides our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

In addition, prior to the completion of our initial public offering, we entered into indemnification agreements with each of our executive officers and directors. We also entered into indemnification agreements with each of our officers and directors that joined the Company after the initial public offering. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based upon the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based upon 18,080,774 shares of common stock outstanding as of March 18, 2015. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 18, 2015, (“presently exercisable stock options”) are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address for each holder listed below is STR Holdings, Inc., 10 Water Street, Enfield, CT 06082.

Name of beneficial owner	Amount and nature of ownership	Percentage of class
Zhen Fa New Energy (U.S.) Co., Ltd. (1)	9,210,710	50.9%
Zha Zhengfa (1)	9,210,710	50.9%
T. Rowe Price Associates, Inc. (2)	1,310,459	7.2%
Andrew D. Africk	788,756	4.4%
Robert S. Yorgensen	159,817	*
Alan N. Forman	16,666	*
Joseph C. Radziewicz	—	*
Eugene C. Cha	4,022	*
Qu Chao	—	*
John A. Janitz	87,421	*
Andrew M. Leitch	24,104	*
Xi (Cindy) Lin	—	*
All directors and executive officers as a group	1,080,786	6.0%

*                                         Less than one percent of the outstanding shares of our common stock.

(1)                                 Information in the table and this footnote is based solely upon information contained in a filing of Schedule 13G filed with the SEC by Zhen Fa New Energy (U.S.) Co., Ltd. on December 18, 2014. Zha Zhengfa, due to his 98% indirect ownership of Zhen Fa New Energy (U.S.) Co., Ltd., may be deemed to possess sole voting power and sole dispositive power over 9,210,710 shares of common stock beneficially owned by Zhen Fa New Energy (U.S.) Co., Ltd. The 9,210,710 shares of common stock over which Zhen Fa New Energy (U.S.) Co., Ltd. and Mr. Zhengfa reported that they may be deemed to have share voting represent approximately 50.9% of the shares of common stock outstanding. The principal business address of Zhen Fa New Energy (U.S.) Co., Ltd. is 2422 W. Remington Place, Chandler, Arizona 85286. The principal business address of Mr. Zhengfa is 27th Floor, No. 4 Gemini Building, No. 12 North Qingfeng Road, Yubei Disrict, Chongqing City, China.

(2)                                 Information in the table and this footnote is based solely upon information contained in a joint filing of Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. and T. Rowe Price Science & Technology Fund, Inc. on January 12, 2015. As of December 31, 2014, T. Rowe Price had sole dispositive power over 1,310,459 shares and sole voting power over 232,826 shares. The principal business address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202.

EQUITY COMPENSATION PLAN

The following table summarizes common stock that may be issued under our existing equity compensation plan as of December 31, 2014:

	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by STR stockholders(2)	—	$—	3,514,878
Equity compensation plans not approved by STR stockholders	N/A	N/A	N/A
Totals	—	$—	3,514,878

(1)                                 Includes shares issuable pursuant to the exercise of stock options.

(2)                                 STR Holdings, Inc. 2009 Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such filings received by us and the written representations of our officers and directors, with respect to the fiscal year ended December 31, 2014, all applicable Section 16(a) filing requirements were timely met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us and our directors, executive officers and holders of more than 5% of our voting securities since January 1, 2013. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

Dutch Auction

On January 31, 2014, we commenced a modified “Dutch Auction” tender offer (the “Offer”) to repurchase, for cash, up to $30.0 million of shares of our common stock. On March 7, 2014, we closed on the Offer and purchased a total of 5,203,986 shares at $4.62 per share for an aggregate purchase price of $24.0 million, excluding fees and expenses associated with the Offer. Certain of our directors and their affiliates sold shares to us in the Offer. Each of Dennis L. Jilot, our then Chairman of the Board, Andrew M. Leitch, our Chairman of the Audit Committee, and former Board member Dominick J. Schiano sold to us 256,666 (representing approximately 41% of such stockholder’s shares), 16,396 (representing approximately 84% of such stockholder’s shares), and 33,333 shares (representing approximately 50% of such stockholder’s shares), respectively. In addition, certain affiliates of Susan C. Schnabel, formerly our Lead Director and Chair of the Nominating and Corporate Governance Committee, sold a total of 3,359,902 shares (representing all of such stockholders’ shares) to us. As a result of such sales, John A Janitz, the Chairman of our Compensation Committee, and Mr. Schiano each received approximately $200,000 resulting from their pecuniary interest in 36,834 shares previously held by such affiliates of Ms. Schnabel.

Zhenfa Transaction

On August 11, 2014, we entered into the Purchase Agreement with the Purchaser, a Nevada corporation and indirect subsidiary of Zhenfa, a Chinese limited liability company, pursuant to which we agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from us, an aggregate of approximately 9.2 million shares of our common stock, for an aggregate purchase price of approximately $21.7 million. The Purchased Shares represent approximately 51% of our outstanding shares upon the closing of the Zhenfa Transaction, which occurred on December 15, 2015. The issuance and sale of the Purchased Shares was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Immediately following the Closing, we reconstituted the Board, such that, subject to certain conditions and the fiduciary duties of the Board, the Board consists of seven directors, of which (i) four directors were Purchaser Directors, two of whom qualify as independent directors in accordance with the applicable rules and regulations of the NYSE and the Exchange Act, (ii) one is our President or Chief Executive Officer and (iii) two are Continuing Directors. Until immediately prior to the 2017 Annual Meeting, all vacancies on the Board created by the cessation of service of a Continuing Director or a Purchaser Director, as the case may be, shall be filled by a nominee proposed to the Nominating and Corporate Governance Committee by the Special Committee of Continuing Directors or by the remaining Purchaser Directors or the Purchaser, as the case may be. Any director so nominated and approved shall be considered a Continuing Director or Purchaser Director, as applicable. Until the 2017 Annual Meeting, the Nominating and Corporate Governance Committee will nominate all Continuing Directors and Purchaser Directors then serving as director for election as directors at any stockholder meeting called for the election of directors. If, prior to the 2017 Annual Meeting, there is no Continuing Director then serving on the Board of Directors, the Purchaser and the President or Chief Executive of the Company will cooperate to identify and elect two new independent directors, who shall be considered Continuing Directors. Additionally, the Purchaser has agreed to take all action necessary to vote any shares of common stock then held by it in favor of any nominee for director made pursuant to the terms of the Purchase Agreement.

In addition, in connection with the Purchase Agreement, a new standing committee, the Special Committee of Continuing Directors, was created. The Special Committee of Continuing Directors consists of Messrs. Leitch and Janitz. For more information regarding the Special Committee of Continuing Directors, please see “Special Committee of Continuing Directors” in this proxy statement.

The parties also agreed that, from the Closing Date through the date of the 2017 Annual Meeting, unless otherwise consented to by the Purchaser and the Special Committee of Continuing Directors, the Company will: (i) use commercially reasonable efforts to retain its listing on the NYSE; (ii) continue to file all required reports with the SEC; (iii) continue to carry on its business as a manufacturer of solar panel encapsulant products in the ordinary course consistent with past practice; and (iv) use commercially reasonable efforts to preserve substantially intact its present business organization, and to continue the employment and services of our current executive officers and key technical personnel.

For a period of two years following the Closing Date, the Purchaser has agreed that, without the consent of the Special Committee of Continuing Directors, neither it nor any of its affiliates will acquire any further shares of Company common stock, provided, however, that subject to certain limitations, the Purchaser may from time to time purchase shares in order to continue to maintain an ownership interest up to an aggregate of 52% of the issued and outstanding common stock of the Company.

Sales Service Agreement. In connection with the execution of the Purchase Agreement, Specialized Technology Resources, Inc., our operating subsidiary, entered into a sales service agreement (the “Sales Service Agreement”) with Zhenfa, whereby Zhenfa has agreed, among other things, to assist us in a number of endeavors, including, without limitation, marketing and selling our products in China, acquiring local raw materials, hiring and training personnel in China, and complying with Chinese law. Pursuant to the Sales Service Agreement, Zhenfa has also provided us with an option to lease a manufacturing facility owned by Zhenfa. Such facility will be at least 107,639 square feet and will be rent free for a period of at least five years. The Sale Service Agreement further provides that if we lease the facility, Zhenfa will provide us with an option to extend the lease at 50% of market rent (as to be determined) for a second five year term. The Sales Service Agreement became effective on the Closing Date, has an initial term of two years following the date of Closing and is automatically extended for one year periods, unless terminated earlier by either party.

Additional Agreements. At Closing, we entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”) that will, among other things, require us to register the Purchased Shares upon the request of the Purchaser or certain transferees of the Purchased Shares. Pursuant to the terms of the Registration Rights Agreement, these registration rights will not become effective until one year after the Closing Date and the costs incurred in connection with such registrations will be borne by us. Further, the Company also entered into a guarantee agreement with Zhenfa pursuant to which Zhenfa agreed to guarantee all obligations of the Purchaser under the Purchase Agreement, including, but not limited to, the payment of the Purchase Price and the performance of all covenants and agreements of the Purchaser in the Purchase Agreement.

For further information on the Purchase Agreement, Sales Service Agreement, the Guarantee Agreement, Registration Rights Agreement, the Zhenfa Transaction or Zhenfa please refer to the proxy filed on October 8, 2014 with the SEC.

Huhui Contract

The Company’s Chinese subsidiary, Specialized Technology Resources Solar (Suzhou) Co. Ltd. (“STR China”) entered into a supply agreement (the “Huhui Supply Agreement”) dated as of December 31, 2014 with Zhangjiagang Huhui Segpv Co. Ltd (“Huhui”), an affiliate of Zhenfa. Pursuant to the Huhui Supply Agreement, STR China has agreed to supply Huhui, a solar module manufacturer, with the Company’s encapsulant products and Huhui has agreed (i) to purchase not less than 535 megawatts worth of encapsulant (the “Minimum Amount”) during each contract year, (ii) pay the Company a deposit equal to 10% of the Minimum Amount, and (iii) not to purchase encapsulant products from other encapsulant manufacturers. The term of Huhui Supply Agreement terminates on December 31, 2015 and shall automatically renew for additional one year terms if either party fails to notify the other party at least 90 days prior to the end of the then current term that it is electing to terminate the agreement. The Company expects to commence receiving purchase orders from Huhui during the second quarter of 2015 following the completion of qualification testing which is currently underway. The Company believes that the terms and conditions set forth in the Huhui Agreement are fair and reasonable to the Company.

Indemnification Agreements

We entered into indemnification agreements with each of our directors and executive officers in connection with our initial public offering in November 2009 and Mr. Forman in May 2010. We also entered into indemnification agreements with each of our directors that joined the Company after the initial public offering. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies for Approval of Related Person Transactions

On November 6, 2009, our Board adopted a written related person transactions policy which is administered by our Audit Committee. Our Audit Committee reviews and approves, or ratifies, all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above. Our Senior Vice President, General Counsel and Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based upon the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

•                  our relationship with the related person;

•                  the nature of the related person’s interest in the transaction;

•                  the availability of other sources of comparable products or services;

•                  the material terms of the transaction to the related person and to us, including, without limitation, the amount and type of transaction;

•                  whether the transaction was in the ordinary course of our business and was proposed and considered in the ordinary course of our business; and

•                  the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

In addition, upon the closing of the Zhenfa Transaction, our Board of Directors formed a Special Committee of Continuing Directors which consists of Messrs. Janitz and Leitch. The Special Committee of Continuing Directors has responsibility for, among other things:

•                  enforcing all matters under the Purchase Agreement, the Zhenfa Transactions and the related transaction agreements, including without limitation the power and authority to appoint any and all representatives of the Company to serve on the Coordination Committee (as defined and set forth in Sales Service Agreement) and to take all other actions required or permitted under the terms of the Purchase Agreement and the related transaction agreements with respect to the interests and rights of the Company;

•                  reviewing and evaluating compliance by Zhenfa Related Parties with the terms and conditions to the Purchase Agreement and the related transaction agreements;

•                  subject to certain conditions, review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), the enforcement or waiver of any of the terms and conditions of the Purchase Agreement or any related transaction agreements;

•                  review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any proposed waivers to the standstill provision applicable to Zhenfa Related Parties as set forth in the Purchase Agreement;

•                  until the 2017 Annual Meeting, review, evaluate and approve, on behalf of the Company (or any of its subsidiaries), any other proposed transaction(s), arrangement(s) or contract(s), and any amendment, modification or waiver, between the Company or any of its subsidiaries and any Zhenfa Related Party, including the Purchase Agreement and the related transaction agreements; and

•                  to authorize, by and on behalf of the Company, the taking of any action or the execution and delivery of any documents in connection with any of the foregoing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to us for the audit and other services provided by UHY LLP during the fiscal year ended December 31, 2014:

2014
Audit Fees(1)	$210,000
Audit-Related Fees(2)	10,000
Tax Fees	—
All Other Fees(3)	22,961
Total	$242,961

(1)                                 Represents the aggregate fees billed for the audit of the Company’s financial statements in connection with the statutory and regulatory filings or engagements for the 2014 fiscal year.

(2)                                 2014 fees represent the aggregate fees billed for an employee benefit plan audit.

(3)                                 Represents the aggregate fees billed for all products and services provided that are not included under “audit fees”, “audit-related fees or “tax fees”.

The following table sets forth the aggregate fees billed to us for the audit and other services provided by UHY LLP during the fiscal year ended December 31, 2013:

2013
Audit Fees(1)	$250,000
Audit-Related Fees(2)	40,833
Tax Fees(3)	23,965
All Other Fees(4)	—
Total	$314,798

(1)                                 Represents the aggregate fees billed for the audit of the Company’s financial statements in connection with the statutory and regulatory filings or engagements for the 2013 fiscal year.

(2)                                 2013 fees represent the aggregate fees billed for an employee benefit plan audit.

(3)                                 Represents the aggregate fees billed for tax compliance and tax consulting services. During 2013, the tax fees include transfer pricing and consultations surrounding strategic transactions.

(4)                                 Represents the aggregate fees billed for all products and services provided that are not included under “audit fees”, “audit-related fees or “tax fees”.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent auditor, subject to de minimis exceptions for non-audit services set forth in the applicable rules of the Commission. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditor during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

The services related to Audit-Related Fees, Tax Fees and All Other Fees presented in the above table were approved by the Audit Committee pursuant to pre-approval provisions set forth in the applicable rules of the Commission without resort to a waiver of such pre-approval provisions.

Audit Committee Report

Pursuant to authority delegated by the Board, the Audit Committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls.

Management is responsible for our Company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter that was revised and approved by the Board on November 6, 2009. A copy of the Audit Committee’s current charter is publicly available on the Company’s website at www.strsolar.com.

The Audit Committee met 7 times during fiscal year 2014. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company’s internal audit function and our independent registered public accounting firm, UHY LLP. The Audit Committee discussed with UHY LLP the overall scope and plans for its audits and the Audit Committee regularly met with UHY LLP without the presence of management. UHY LLP has unrestricted access to the Audit Committee.

The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2014, and discussed them with both management and UHY LLP. The Audit Committee also discussed with management the process used to support certifications by our Chairman, President and CEO and our Vice President and Chief Financial Officer and Chief Accounting Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

The Audit Committee also discussed with UHY LLP the matters required to be discussed with Audit Committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and the Public Company Accounting Oversight Board rules and regulations, as currently in effect. UHY LLP provided the Audit Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee discussed with UHY LLP its independence from our Company.

When considering UHY LLP’s independence, the Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with UHY LLP maintaining their independence. The Audit Committee also reviewed, among other things, the audit, tax and other services performed by UHY LLP, and approved the amount of all fees paid for such services.

On March 21, 2013, the Company notified its independent registered public accounting firm, PricewaterhouseCoopers LLP, of its decision to dismiss PricewaterhouseCoopers LLP, effective as of that date, and to appoint UHY LLP as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2013. The decision to change independent registered public accounting firms was approved by the Company’s Audit Committee.

PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2012 and 2011, and in the subsequent period through March 21, 2013, the date of PricewaterhouseCoopers LLP’s dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such periods.

There were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012 and 2011, and in the subsequent period through March 21, 2013.

The Company has provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and requested that PricewaterhouseCoopers LLP’s furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements in the above paragraphs. A copy of the letter, dated March 26, 2013, is filed as Exhibit 16.1 on the Form 8-K filed on March 26, 2013.

Based upon the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Audit Committee:

Andrew M. Leitch, Chairperson

Andrew D. Africk

Eugene C. Cha

POLITICAL CONTRIBUTIONS

STR recognizes the increasing interest of U.S. public company stockholders in obtaining greater transparency about corporate political contributions. During the past three years, we have not made any political contributions and do not anticipate making any in the foreseeable future.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

OTHER MATTERS

If any other matters are properly presented to stockholders for a vote at the annual meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment. The Board knows of no other matters which will be presented to stockholders for consideration at the annual meeting other than the matters referred to in Proposals No. 1 and No. 2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000240303_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert S. Yorgensen 02 Andrew D. Africk 03 Eugene C. Cha 04 Qu Chao 05 John A. Janitz 06 Andrew M. Leitch 07 Xi (Cindy) Lin STR HOLDINGS, INC. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M. Eastern time, on May 12, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M. Eastern time, on May 12, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To ratify the appointment of UHY LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000240303_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . STR HOLDINGS, INC. Annual Meeting of Stockholders May 13, 2015 2:00 PM EDT This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Robert S. Yorgensen and Joseph C. Radziewicz, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of STR HOLDINGS, INC. that the shareholder is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 13, 2015, at The Hartford/Windsor Marriott Airport Hotel, 28 Day Hill Road, Windsor, CT 06095, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOADRD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side